Manufacturing Services Agreement CONFIDENTIAL 1 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 i l 55BCCA66-CB83-4DB8-9C1D- 5EEF1EBCB43B MANUFACTURING SERVICES AGREEMENT THIS MANUFACTURING SERVICES AGREEMENT (the "Agreement") is effective as of the date of last signing of the Parties below (the “Effective Date”), by and between FARO Technologies, Inc. a Florida corporation having a principal place of business at 250 Technology Park, Lake Mary, 32746, on behalf of itself and its affiliates or subsidiaries (collectively “CUSTOMER”) and SANMINA CORPORATION, a Delaware corporation having its principal place of business at 2700 North First Street, San Jose, California 95134, on behalf of itself and its affiliates or subsidiaries (collectively “SANMINA”). CUSTOMER and SANMINA are sometimes referred to herein as a “Party” and the “Parties.” 1. TERM The initial term of this Agreement shall commence on the Effective Date and shall continue through the third anniversary of the Effective Date unless sooner terminated by mutual agreement or in accordance with this Agreement (“Initial Term”). Upon the expiry of the Initial Term, this Agreement shall continue from year to year until one Party terminates the Agreement by giving at least twelve (12) months’ prior written notice to the other Party (each, a “Renewal Term”). The Initial Term together with any Renewal Term(s) is referred to as the “Term”. Notwithstanding the foregoing, the term of this Agreement shall automatically extend to include the term of any purchase order (“Order”) issued hereunder. This agreement is not exclusive. For the initial transition from CUSTOMER performing as CUSTOMER’s manufacturer to SANMINA performing as CUSTOMER’s manufacturer, SANMINA shall make reasonable efforts to meet the obligations and timeline as set forth in the Transition Timeline, with the understanding that SANMINA’s ability to meet such obligations and timeline is dependent on CUSTOMER’s participation and timely provision of deliverables, expertise, and answers to questions. The Transition Timeline is attached herein as Exhibit D. The manufacturing will be primarily established and maintained at SANMINA’s facility in Thailand, and will also include its facility in Texas, unless otherwise agreed by CUSTOMER (“Sanmina Facilities”). The facility in the Czech Republic will be utilized by the Parties for fulfillment as further described in Section 4.2(i) and a separate services agreement. Any change in the facilities used by SANMINA to perform under this Agreement is subject to prior written approval of CUSTOMER. 2. PRICING 2.1 Pricing. During the term, CUSTOMER may purchase from SANMINA the products specified by the Parties, as amended from time to time (the "Products") at the prices set forth in Exhibit A (the “Prices”). Prices (a) are in U.S. Dollars, (b) include SANMINA standard packaging, (c) exclude the items set forth in Section 2.2, and (d) are based on (i) the configuration set forth in the specifications provided to SANMINA by CUSTOMER (the “Specifications”) on which the pricing in Exhibit A is based and (ii) the projected volumes, minimum run rates, the projected inventory turns and other pricing assumptions expressly provided in Exhibit A. The Prices will remain fixed for each quarter. The Prices shall be reviewed quarterly, and may be revised (x) to account for any material variations on the market prices of components, parts and raw material (collectively “Components”), including any such variations resulting from allocations or shortages or tariffs levied on the Components; (y) to account for any changes in the exchange rate between the currency in which the pricing is calculated and the currency in which SANMINA pays for its labor, overhead and Components or (z) to account for the price adjustments set forth in Section 2.3 and cost reductions set forth in Section 2.4. Revisions to the Prices in the quarterly reviews will reflect any changes in costs of Components or resulting from change in exchange rate or pricing assumptions set forth in Exhibit A or from any additional costs NOTE: Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K because they are both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. The registrant agrees to furnish supplementally an unredacted copy of this Exhibit to the SEC upon request.

Manufacturing Services Agreement CONFIDENTIAL 2 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 savings per Section 2.4. Prices will not be increased in any quarterly review unless (and only to the extent) those costs actually increase above the quoted BOM costs, assembly or test times or labor rates that had been used to establish the then-current Pricing. Adjustments to Prices will be determined using proper cost allocation methodologies consistently applied and agreed margin percentages and rates as set forth in Exhibit A, and will apply to Orders placed on or after the agreed date the new Pricing is to be implemented and to any existing Orders impacted by such Pricing changes; however, Pricing changes due to changes in Component cost will only apply once existing Components have been consumed or if the existing inventory of such Component has been revalued and paid for accordingly. Cost reductions from initial localization activities will be implemented as the changes are implemented and passed through in full to CUSTOMER minus applicable recovery of costs related to such implementation; Localization cost reductions shall be any cost improvement heralded from changing Vendors. Vendors may be proposed or recommended by SANMINA, and all Vendors shall be approved by CUSTOMER and become part of the CUSTOMER’s AVL prior to SANMINA purchasing from them. Such shall be reported in the quarterly business reviews. On the last Monday of the third month of any calendar quarter prior to the quarter of application, the Parties shall establish the exchange rates (“Contract Rates”) to be applied to the following quarter’s costs (for those costs denominated in currencies different from the currency in which the Price is denominated). The source of the Contract Rates will be the spot rates published by the Wall Street Journal or the Financial Times of London (CUSTOMER’s option) reflecting the previous day’s closing rates. To the extent Pricing changes are due to changes in Component cost, on hand inventory of those Components will be consumed at the previous pricing (to be reconciled quarterly at quarter end), or may be revalued by CUSTOMER placing a purchase order for the difference. 2.2 Exclusions from Price. Prices specifically exclude (a) export licensing of the Product and payment of broker’s fees, duties, tariffs and other similar charges; (b) taxes or charges (other than those based on net income of SANMINA) imposed by any taxing authority upon the manufacture, sale, shipment, storage, “value add” or use of the Product; and (c) setup, tooling, or non-recurring engineering activities (collectively “NRE Charges”), which are charged and/or paid separately, as applicable. Any NRE Charges or other amounts excluded from the Prices may only be charged to CUSTOMER as expressly set forth in this Agreement or otherwise approved in advance in writing by CUSTOMER. 2.3 Other Price Adjustments: (a) CUSTOMER acknowledges that the Prices set forth in Exhibit A are based on the forecasted volumes provided by CUSTOMER to SANMINA and the projected inventory turns as provided in Exhibit A. In the event CUSTOMER fails to purchase Product in sufficient volumes consistent with the quoted prices, Prices will be subject to adjustment in the quarterly pricing review as described in Section 2.1 above. (b) CUSTOMER acknowledges that the Prices are based on the Specifications and the assumptions set forth in Exhibit A. In the event SANMINA experiences an increase in cost as a result of changes in the pricing assumptions or the Specifications, Prices will be subject to adjustment in the quarterly pricing review as set forth in Section 2.1. (c) CUSTOMER may request a price review meeting for particular transactions where cost savings may be realized (e.g., large order from end-customer) outside of the quarterly review meetings under Section 2.1. In such event, the Parties will review and agree on a credit amount to be provided after the conditions of the transaction are met including volume

Manufacturing Services Agreement CONFIDENTIAL 3 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 and any other criteria on which the price reduction was based. Pricing for other transactions will remain unchanged until the next quarterly review meeting unless otherwise agreed by the Parties. 2.4 Cost Reductions. Cost reductions from transition and localization of manufacturing to SANMINA will be passed through in full to CUSTOMER, after the costs of implementing such cost reductions are recovered. After transition and localization, the Parties agree to seek ways to further reduce the cost of manufacturing the Products by methods such as elimination of Components via an engineering change order or Value Add Value Engineering activity, obtaining alternate sources of materials for CUSTOMER to add to its AVL, redefinition of specifications, and improved assembly or test methods (“Cost Reductions”). CUSTOMER shall have the benefit of any Cost Reductions identified by CUSTOMER, which would be implemented at the next quarterly price update after SANMINA has recovered the cost to implement the Cost Reduction. For Cost Reductions identified by SANMINA related to production released Products, any savings would be split with fifty percent (50%) to each Party after SANMINA has recovered the cost to implement the Cost Reduction for a period of six (6) months, after which one hundred percent (100%) of the savings would be passed on to CUSTOMER at the next pricing adjustment. SANMINA shall measure and report on pricing and productivity improvements, accomplishments, and initiatives at quarterly business reviews. 3. PAYMENT TERMS/SETOFFS/CREDIT LIMIT 3.1 Payment Terms. Payment terms are net [redacted] days after the date of the invoice, subject to continuing credit approval. CUSTOMER will use reasonable efforts to bring any apparent pricing or quantity discrepancies to SANMINA’s attention within ten (10) days after receiving an invoice. On any invoice not paid by the maturity date, CUSTOMER shall pay interest from maturity to date of payment at the rate of 1% per month. Unless otherwise stated, payment shall be made in U.S. Dollars. In the event CUSTOMER has any undisputed outstanding invoice beyond the payment term, CUSTOMER will be given at least five (5) business days notification, and SANMINA will escalate per Section 17.4, prior to any stop shipments occurring. 3.2 Setoffs. Each Party shall be entitled at all times to set-off any amount owing from the other Party to such Party against any amount payable to the other Party from such Party, arising out of this or any other transaction. For purposes hereof, (i) the term "Party" shall include the Parties to this transaction and each Party's Affiliates and (ii) a Party's "Affiliate" shall mean any entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control by such Party, including but not limited to a Party's subsidiaries. 3.3 Credit Limit. CUSTOMER shall provide completed credit application to SANMINA’s Credit Department. SANMINA shall provide CUSTOMER with an initial credit limit based upon available financial information, which shall be reviewed (and, if necessary, adjusted) from time to time based upon financial updates in order to maintain a credit limit. SANMINA shall have the right to reduce the credit limit upon five (5) days’ prior written notice to CUSTOMER, provided that credit approval will be provided to CUSTOMER on a consistent and non-discriminatory basis no less favorable than provided to other similarly situated customers. In the event CUSTOMER exceeds this credit limit, SANMINA shall have the right to stop shipments of Product to CUSTOMER and stop loading new Orders and Forecasts until CUSTOMER makes a sufficient payment to bring its account within the credit limit provided. 3.4 Affiliates. CUSTOMER’s Affiliates may place Orders for Product under this Agreement. CUSTOMER will either guarantee the obligations of each of its Affiliates that places

Manufacturing Services Agreement CONFIDENTIAL 4 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 Orders or Forecasts pursuant to this Agreement and agrees to be jointly liable for such obligations, or CUSTOMER’s Affiliates may be required to submit credit applications and may be subject to differing credit terms, depending on the evaluation. 3.5 Reporting. CUSTOMER shall provide SANMINA with the initial test and labor times used in relation to the Products. SANMINA will provide to CUSTOMER throughout the Term, as applicable, reporting including quoted BOMs, labor times, inbound freight, test times and labor rates, including operations reporting (including testing per Specifications, traceability and product/warranty history) and SANMINA’s cost model and margin used to determine Pricing and adjustments under this Agreement. If SANMINA has inaccurately stated any change in cost used to establish pricing adjustments for any quarter, SANMINA will [redacted]. For any Component price increases, SANMINA will share quotes from Vendors to document such increases that accurately reflect the increased cost actually being paid by SANMINA. SANMINA will provide reasonable documentation for any other types of cost increases. With respect to cost information relating to pricing adjustments, upon request of CUSTOMER, SANMINA will [redacted]. SANMINA will also provide CUSTOMER reports in conformance with the Reporting Requirements, attached as Exhibit J, Reporting Requirements. 3.6 Right of Audit/Investigation. At CUSTOMER’s sole discretion, in compliance with SANMINA’s confidentiality and security requirements, and on an escorted basis, SANMINA agrees that CUSTOMER shall have the right to investigate and/or audit SANMINA to determine whether or not any SANMINA actions or failures may subject CUSTOMER to liability under any law, governmental rule, or regulation and/or compliance with the terms herein. CUSTOMER shall provide five (5) days’ notice for routine audits, and forty-eight (48) hours’ notice for an emergency audit. SANMINA agrees to cooperate fully with such investigation, the scope, method, nature, and duration of which shall be at the sole reasonable discretion of CUSTOMER. If SANMINA fails to reasonably cooperate with CUSTOMER’s investigation and/or audit, CUSTOMER may immediately terminate this Agreement in accordance with Section 11.1 of this Agreement. 3.7 Compliance. SANMINA shall comply with, in accordance with the exceptions listed in the applicable Exhibits, the FARO Supplier Code of Conduct (Exhibit F), FARO Conflict Minerals Policy (Exhibit G), FARO Third-Party Anti-Corruption Policy (Exhibit H) and ILO International Labor Standards and shall ensure that all subcontractors (which for the avoidance of doubt does not include Vendors except for any Vendors that are SANMINA Affiliates) follow policies at least as strict. 3.8 Information Security. SANMINA warrants that (i) it will, at all times, strictly comply with NIST SP 800-171 requirements, with third party verification by a reputable security company of NIST SP 800-171 or other SOC-2 or equivalent audit reasonably acceptable to CUSTOMER, at CUSTOMER’s expense as approved by CUSTOMER in advance; and (ii) SANMINA does and will regularly conduct security testing on its information systems including penetration testing. In addition, the Parties will endeavor to understand the requirements of the U.S. Department of Defense Cyber Maturity Model Certification Model (2020), how such requirements apply to the manufacturing of CUSTOMER Products and develop any plans the Parties mutually agree are required. SANMINA will maintain security measures at its facility reasonably acceptable to CUSTOMER, including sign-in/badges, escorts, security cameras, alarms and other reasonable security measures. For the avoidance of doubt, security measures apply to the facility, not to any particular customer area unless otherwise agreed.

Manufacturing Services Agreement CONFIDENTIAL 5 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 3.9 Non-Solicit. Neither Party will directly or indirectly employ any personnel of the other Party who have been directly involved in the provision or receipt of the services of this Agreement during the term of their involvement and for a minimum of 12 months thereafter. This restriction does not apply to personnel who are hired by a Party in response to a bona fide advertisement to the public at large, so long as the personnel was not directed to the advertisement or was otherwise invited to apply. 4. PURCHASE ORDERS/FORECAST/RESCHEDULE 4.1 Purchase Orders. (a) CUSTOMER will issue to SANMINA specific Orders for Product covered by this Agreement. Each Order shall be in the form of a written or electronic communication and shall contain the following information: (i) the part number of the Product; (ii) the quantity of the Product; (iii) the delivery date or shipping schedule; (iv) the location to which the Product is to be shipped; and (v) transportation instructions. Each Order shall contain a number for billing purposes, and may include other instructions and terms (provided that such terms do not conflict with this Agreement) as may be appropriate under the circumstances. (b) All Orders shall be confirmed by SANMINA within five (5) business days of receipt. SANMINA will accept all Orders consistent with Forecast and this Agreement and will use reasonable efforts to accept Orders for upside. If SANMINA does not accept or reject the Order within the five-day period, the Order will be deemed accepted if consistent with Forecast and for upside shall be deemed rejected by SANMINA unless SANMINA has notified CUSTOMER that is has commenced performance, in which case the Order shall be deemed accepted to the extent of such performance. CUSTOMER shall provide a weekly open order report so that SANMINA can verify it is aware of all Orders that have been placed. SANMINA shall have a target of meeting the delivery schedule for all accepted Orders. The success rate for on-time delivery will be measured and reviewed by the Parties on a monthly basis. A Late Order shall be an Order that ships at least the day after specified as the commit to ship date agreed upon by the Parties. If the success rate drops below ninety-five percent (95%) for any month, then SANMINA will implement remedial actions reasonably acceptable to CUSTOMER to maintain a success rate above ninety-five percent (95%), which may include expedited shipping and/or safety stock as appropriate, subject to Section 10. Remedial actions will be at SANMINA’s expense to the extent due to issues for which SANMINA is responsible under this Agreement. In no event will SANMINA divert resources or reduce capacity available to CUSTOMER in any manner that adversely impacts the success rate as required for CUSTOMER’s volumes (e.g., in favor of another SANMINA customer). 4.2 Forecast; Minimum Buys; Excess and Obsolete Inventory. (a) Initial Forecast. Once Sanmina Facilities have been qualified by CUSTOMER, CUSTOMER shall provide SANMINA with (i) an initial ninety (90) day firm Order and (ii) a forecast for Product requirements (in monthly buckets) for an additional nine (9) months (“Forecast”). Until Sanmina Facilities are qualified or CUSTOMER otherwise authorizes Sanmina to procure Components to meet CUSTOMER’s Forecast, Sanmina is not responsible for MRP process per Section 4.2(c) and CUSTOMER will not have any Component Liability. All Orders shall be binding and may be rescheduled only in accordance with Section 4.2(d) or cancelled upon payment of (1) the purchase price of the Product (if the cancellation is made within 30 days of the scheduled delivery date) or (2) the amounts set forth in Section 4.2(f) (if cancellation is made outside of such 30-day period). Any Products or Components for which

Manufacturing Services Agreement CONFIDENTIAL 6 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 CUSTOMER is charged will at CUSTOMER’s option be (i) delivered to CUSTOMER, or (ii) the payment shall be credited to Offset Inventory Reserve Account and handled as set forth in Sections 4.2(e) and (f). SANMINA shall make purchase commitments (including purchase commitments for Long Lead-time Components) to its Component suppliers (“Vendors”) as reasonably required based upon the Order and Forecast, and CUSTOMER shall be responsible for all such Components purchased in support of CUSTOMER’s then-current Forecast in accordance with this Agreement as set forth in Section 4.2 (f) and the Inventory Turns Section of Exhibit A or, upon termination of this Agreement, in accordance with Section 11.5. For all other purposes, however, the Forecast shall be non-binding. (b) Subsequent Forecasts. On the first business day of each calendar month after the initial Order and Forecast, CUSTOMER shall provide an updated Forecast. CUSTOMER may adjust volumes subject to lead times required for Long Lead-time Components. SANMINA will use reasonable efforts to accommodate any upside requests. The first month of the updated Forecast shall automatically become part of the Order, a new Forecast month shall be added, and a new firm Order issued, so that a rolling Order of ninety (90) days is always maintained. (c) MRP Process. (1) SANMINA shall take the Order and Forecast and generate a Master Production Schedule (“MPS”) for a twelve-month period in accordance with the process described in this Section. The MPS shall define the master plan on which SANMINA shall base its procurement, internal capacity projections and commitments. SANMINA shall use CUSTOMER’s Order to generate the first three (3) months of the MPS and shall use CUSTOMER’s Forecast to generate the subsequent nine (9) months of the MPS. (2) SANMINA shall process the MPS through industry-standard software that will break down CUSTOMER’s Product requirements into Component requirements. When no Product testing (in-circuit or functional testing) is required by CUSTOMER, SANMINA will use commercially reasonable efforts to schedule delivery of all Components to SANMINA eleven (11) business days before the Products are scheduled to ship to CUSTOMER; in the event Product testing is required, SANMINA will use commercially reasonable efforts to schedule delivery of all Components to SANMINA sixteen (16) business days before the Products are scheduled to ship to CUSTOMER. (3) SANMINA will release (launch) purchase orders to Vendors (including other SANMINA facilities) prior to the anticipated date that the Components are needed at SANMINA. The date on which these orders are launched will depend on the lead time determined between the Vendor and SANMINA and SANMINA’s manufacturing or materials planning systems. (4) A list of all Components with lead times greater than ninety days (or the Order period, if the Order period is less than ninety days) (“Long Lead-time Components”) is set forth in Exhibit B to this Agreement and/or has previously been provided to CUSTOMER. SANMINA shall use reasonable efforts to update the list of Long Lead-time Components every quarter and present an updated list of Long Lead-time Components to CUSTOMER at the time SANMINA presents the CUSTOMER with the Excess List and Obsolete List described in Exhibit A. Each revised Long Lead-time Item list shall be deemed an amendment to Exhibit B, whether or not it has been formally designated as such. In the event SANMINA fails to present an updated list of Long Lead-time Components, (i) the Parties shall

Manufacturing Services Agreement CONFIDENTIAL 7 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 continue to rely on the preceding list (as updated in writing by the Parties) and (ii) CUSTOMER will accept responsibility for Long Lead-time Components ordered outside the lead-times set forth in the list provided that SANMINA can demonstrate to CUSTOMER’s reasonable satisfaction that such Components were ordered in accordance with the then-current Vendor lead- times. (CUSTOMER acknowledges that lead-times constantly change and that SANMINA might not always be able to present CUSTOMER with a current Long Leadtime Component List). (5) CUSTOMER acknowledges that SANMINA will order Components in quantities sufficient to support CUSTOMER’s Forecast. (6) CUSTOMER acknowledges that SANMINA may be required to order Components in accordance with the various minimum buy quantities, tape and reel quantities, and multiples of packaging quantities required by the Vendor. In addition, CUSTOMER acknowledges that there may be a lag time between any CUSTOMER cancellation and the cancellation of the Components required to support production. (7) CUSTOMER acknowledges that the Vendor lead times can be significant and understands that it is possible for SANMINA to have Long Lead-time Components on order which would support the last week of CUSTOMER’s Forecast. (8) SANMINA will review the above with CUSTOMER on at least a monthly basis and coordinate with CUSTOMER regarding appropriate order placement, inventory management and safety stock to address any CUSTOMER concerns regarding continuity of supply and/or mitigation of inventory risk, in view of then-current supply chain conditions. (d) Reschedule. CUSTOMER may reschedule out all or part of a scheduled delivery (per Order or Forecast) for a period not to exceed ninety (90) days in accordance with the table below. At the end of this ninety day period, CUSTOMER shall either accept delivery of rescheduled finished units and/or pay SANMINA’s Delivered Cost (as defined in Section 4.2(e)) associated with rescheduled units not yet built (to be credited to Offset Inventory Reserve Account and handled as set forth in Sections 4.2(e) and (f)). Days Before P.O. Delivery Date Percentage Reschedule Out Allowance 0 – 30 [redacted] 31 – 60 [redacted] 61-90 [redacted] > 90 [redacted] SANMINA shall use reasonable commercial efforts to accommodate any upside schedule changes beyond the firm Order periods based on Component availability and equipment capacity. (e) Excess and Obsolete Inventory, Inventory Turns. (i) For the purpose of this Agreement, a. “Delivered Cost” shall mean SANMINA’s quoted cost of Components as stated on the bill of materials, plus a materials margin and incoming freight equal to [redacted]. Quoted costs to be updated at quarterly review meetings based on actual costs used for Pricing adjustments as contemplated in Sections 2 and 3.5. Delivered Cost will be

Manufacturing Services Agreement CONFIDENTIAL 8 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 based on the current valuation of the Components. Incoming freight will be reconciled quarterly until localization is complete. b. “Excess Components” means inventory that is in excess of the quantity required to maintain the agreed to inventory turns per Exhibit A. c. ”Obsolete Components” means: the quantity of Components that SANMINA has on hand, which have been ordered, manufactured, or acquired (in accordance with the requirements of this Section 4) based on CUSTOMER’s then-current Forecast or Order, but which SANMINA no longer requires as a result of (i) CUSTOMER’s announcement or notification that the Product into which such Component is incorporated has reached its end of life, or (ii) a change in the specification for the Product into which the Component was incorporated as a result of an Engineering Change Notice. (ii) The management of Excess Components and Obsolete Components shall be handled in accordance with the Inventory Turns Section of Exhibit A. (f) Customer Component Liability. CUSTOMER acknowledges that it shall be financially liable for all Components ordered in accordance with this Section as set forth in the Inventory Turns Section of Exhibit A or, upon termination of this Agreement, in accordance with Section 11.5. Specifically, CUSTOMER’s Component Liability shall be equal to SANMINA’s Delivered Cost of all Components reasonably ordered in support of any Order or Forecast in accordance with process above, including any Excess Components resulting from any minimum buy quantities, tape and reel quantities, and multiples of packaging quantities required by the Vendor less the actual cost (per the bill of materials) of those Components which are returnable to Vendor (less any cancellation or restocking charges), in each case, as offset by the amount in the Offset Inventory Reserve Account. At CUSTOMER’s request, SANMINA shall use commercially reasonable efforts to minimize CUSTOMER’s Component Liability by attempting to return Components to the Vendor; provided, however, that SANMINA shall not be obligated to attempt to return to Vendor Components which are, in the aggregate, worth less than $1,000. (g) Supplier Managed Inventory Program. CUSTOMER acknowledges that the concept of "purchase commitments to a Vendor” (as used in Section 4.2(a) and elsewhere in this Agreement) includes not only SANMINA purchase orders issued to Vendors, but also forecasts (which are based on CUSTOMER’s Forecasts) provided to Vendors in accordance with SANMINA's Supplier Managed Inventory Program ("SMI Program"). Under the SMI Program, SANMINA provides Vendors with forecasts of anticipated Component requirements, and the Vendor is obligated to supply SANMINA with all forecasted Components, but SANMINA does not issue Vendor a purchase order until the Component is actually required by SANMINA for production. However, under the SMI Program, SANMINA is obligated to either consume a sufficient level of the forecasted Components or pay the Vendor for a certain level of unused Components. For the purpose of this Agreement, CUSTOMER's Component Liability (pursuant to 4.2(f) above) shall include the cost of any required Vendor payments under the SMI Program as well as any Components actually ordered from the Vendors based on CUSTOMER's Forecast. (h) Subcontractors. SANMINA shall not subcontract any material or substantive obligation or performance herein without CUSTOMER’s prior authorization in writing, which shall not be unreasonably withheld or delayed. SANMINA shall be responsible for any subcontractors used by SANMINA as if such were SANMINA directly, and SANMINA shall defend, hold harmless, and indemnify CUSTOMER for any damages, costs, or expenses suffered by CUSTOMER due to SANMINA’s subcontractor’s acts or omissions. With the

Manufacturing Services Agreement CONFIDENTIAL 9 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 exceptions noted in the applicable Exhibits, SANMINA shall comply with Sections 3.7 (Compliance) and 3.8 (Information Security), including the requirements of NIST SP 800-171, FARO’s Supplier Code of Conduct (Exhibit F), and FARO’s Conflict Minerals Policy (Exhibit G), and FARO’s Third-Party Anti-Corruption Policy (Exhibit H), and shall ensure that all subcontractors follow policies at least as strict. For the avoidance of doubt, Vendors are not considered subcontractors except as follows. SANMINA is responsible for compliance of Vendors if SANMINA uses any Vendor that is an Affiliate of SANMINA or that is not on the CUSTOMER AVL or otherwise approved by CUSTOMER. For Vendors referred by SANMINA (e.g., on SANMINA’s preferred supplier list), the Parties will cooperate and coordinate on process to qualify those Vendors, including with respect to anti-corruption and ethical business conduct. In addition, SANMINA will obtain and keep copies of all applicable (recognizing some Vendors do not provide certificates of conformance) certificates of conformance to Vendor specifications for the Components (and will verify that it receives the identical part number and revision as what is specified on CUSTOMER’s AVL) required to be provided by Vendors for incoming Components and results of required inspections of incoming Components per the Specifications and make the same available to CUSTOMER on request. (i) Service Agreement. Any agreement between the Parties related to out of warranty repairs shall be via a separate written agreement. If requested by Customer, SANMINA will make available out of warranty services, calibration, upgrades and re-certification (including related logistics and shipping) at the rates quoted by SANMINA as of the Effective Date, consistent with the margin percentages and rates set forth in Exhibit A as applicable. Future rate changes shall be addressed via SOWs or addendums to SOWs. The services will include at least the final assembly and re-calibration required by CUSTOMER for SANMINA to deliver Product from the SANMINA Facilities outside of Thailand when specified by CUSTOMER, at rates consistent with Exhibit A, or as otherwise agreed. 5. DELIVERY AND ACCEPTANCE 5.1 Delivery. The Parties agree to continue discussing how all Product shipments (including shipments made in accordance with Section 7 “Warranty”) shall be made, including title transfer, risk of loss, taxes, shipping charges and importer of record/exporter of record responsibilities (“Delivery Terms”). Until such time as other arrangements are agreed, the default arrangement shall be FCA SANMINA’s facility of manufacture or repair (Incoterms 2020) as indicated by CUSTOMER (e.g., Thailand, Texas or Czech Republic). Title to and risk of loss or damage to the Product shall pass to CUSTOMER upon SANMINA’s tender of the Product to the common carrier. Except for warranty returns per Section 7, any such costs for shipping by the common carrier paid by SANMINA shall be billed back to CUSTOMER on a separate invoice line item. [redacted]. SANMINA shall mark, pack, package, crate, transport, ship and store Product to ensure (a) delivery of the Product to its ultimate destination in safe condition, (b) compliance with all requirements of the carrier and destination authorities, and (c) compliance with any special instructions of CUSTOMER. SANMINA shall use commercially reasonable efforts to deliver the Products on the agreed-upon delivery dates and shall promptly notify CUSTOMER of any anticipated delays. SANMINA shall be responsible for expedited shipping costs for any delays solely due to reasons within SANMINA’s control (which for the avoidance of doubt, does not include late deliveries from Vendors if SANMINA properly places orders in the appropriate time frames, properly performs payment and other obligations to Vendors, performs applicable incoming inspections, and properly manages forecasting and handling of returns with Vendors).

Manufacturing Services Agreement CONFIDENTIAL 10 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 5.2 Acceptance. Acceptance of the Product shall occur no later than fifteen (15) days after shipment of Product and shall be based solely on whether the Product passes the mutually agreed specified acceptance test procedure or inspection designed to demonstrate compliance with the Specifications. Product cannot be rejected based on criteria that were unknown to SANMINA or based on test procedures that SANMINA has not approved or does not conduct. The acceptance test procedures and inspection requirements in the Specifications referenced in Exhibit M as of the Effective Date have been approved by SANMINA, and further changes will be approved per the process set forth in Section 6 (Changes). Notwithstanding anything to the contrary, Product shall be deemed accepted if not rejected within this fifteen-day period. Once a Product is accepted, all Product returns shall be handled in accordance with Section 7 (Warranty). Prior to returning any rejected Product, CUSTOMER shall obtain and Return Material Authorization (“RMA”) number from SANMINA, and shall return such Product in accordance with SANMINA’s instructions; CUSTOMER shall specify the reason for such rejection in all RMA’s. In the event a Product is rejected, SANMINA shall have a reasonable opportunity to cure any defect which led to such rejection. 6. CHANGES 6.1 General. CUSTOMER may upon sufficient notice make changes within the general scope of this Agreement. Such changes may include, but are not limited to, changes in (1) drawings, plans, designs, procedures, Specifications, test specifications or bill of material (“BOM”), (2) methods of packaging and shipment, (3) quantities or versions of Product to be furnished, (4) delivery schedule, or (5) Customer-Furnished Equipment. All changes other than changes in quantity of Products to be furnished shall be requested pursuant to an Engineering Change Notice (“ECN”) and finalized in an Engineering Change Order (“ECO”). If any such change causes either an increase or decrease in SANMINA's cost or the time required for performance of any part of the work under this Agreement (whether changed or not changed by any ECO) the Prices and/or delivery schedules shall be adjusted in a manner which would adequately compensate the Parties for such change, consistent with this Agreement. 6.2 ECN’s . SANMINA will respond to [redacted] ECN requests per Product per month without a non-recurring administrative fee [redacted]; responses to additional ECN's will incur an administrative fee of [redacted] each except as follows. SANMINA will also respond to [redacted] ECN requests per Product per month for test software and Product software without an administrative fee [redacted]; responses to additional ECN’s will incur an administrative fee of [redacted] each. Within five (5) business days after an ECN is received (or 48 hours in a line down situation an initial response can be given), SANMINA shall advise CUSTOMER in writing (a) of any change in Prices or delivery schedules resulting from the ECN, (b) any new tooling needed, which will be paid for by CUSTOMER, and (c) the purchase price of any Finished Product, Work-in-Process (including value-add and applicable mark-ups), and the Delivered Cost of any Component rendered excess or obsolete as a result of the ECN (collectively the “ECN Charge”). SANMINA shall update CUSTOMER on such ECN requests at least every two (2) business days. Unless otherwise stated, ECN Charges are valid from thirty (30) days from the date of the ECN Charge. 6.3 ECO’s. In the event CUSTOMER desires to proceed with the change after receiving the ECN Charge pursuant to Section 6.2, CUSTOMER shall advise SANMINA in writing and shall immediately pay the portion of the ECN Charge set forth in Section 6.2(b). In the event CUSTOMER does not desire to proceed with the Change after receiving the ECN Charge, it shall so notify SANMINA. In the event SANMINA does not receive written

Manufacturing Services Agreement CONFIDENTIAL 11 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 confirmation of CUSTOMER’s desire to proceed with the change within thirty days after SANMINA provides CUSTOMER with the ECN Charge, the ECN shall be deemed cancelled. 6.4 Acceptance. Changes specified in the ECN will become part of the Specifications for the applicable Product. Acceptance under Section 5.2 (Acceptance) and warranty under Section 7 (Warranty) will apply in accordance with the updated Specifications reflecting the change. 7. WARRANTY 7.1 SANMINA Warranty. SANMINA warrants that, for a period of thirteen (13) months from the date of shipping of the Product, the Product will be free from defects in workmanship. Products shall be considered free from defects in workmanship if they are manufactured in accordance with the latest version of IPC-A-600 or IPC-A-610, conform to CUSTOMER’s provided, and mutually agreed, Specifications, and successfully complete specified product acceptance tests. The Specifications referenced in Exhibit M as of the Effective Date have been mutually agreed and changes will be approved per the process set forth in Section 6 (Changes). SANMINA shall, at its option and at its expense (and as CUSTOMER’s sole and exclusive remedy for breach of such warranty), repair, replace or issue a credit for Product found defective during the warranty period. In addition, SANMINA will pass on to CUSTOMER all Vendors’ (and manufacturers’) Component warranties to the extent that they are transferable, as well as manage such warranties on CUSTOMER’s behalf, but does not independently warrant Components. All warranty obligations will cease upon the earlier of the expiration of the warranty period set forth above or the return (at CUSTOMER’s request) of any test equipment or test fixtures required for performance of warranty obligations. ALL CLAIMS FOR BREACH OF WARRANTY MUST BE RECEIVED BY SANMINA NO LATER THAN THIRTY (30) DAYS AFTER THE EXPIRATION OF THE WARRANTY PERIOD. 7.2 RMA Process. SANMINA shall concur in advance on all Products to be returned for repair or rework. All returned Products should be shipped in the packaging that the Products were originally shipped in. CUSTOMER shall obtain a RMA number from SANMINA prior to return shipment. All returns shall state the specific reason for such return and will be processed in accordance with SANMINA's RMA process. SANMINA shall pay or reimburse all transportation costs for valid returns of the Products to SANMINA and for the shipment of the repaired or replacement Products to CUSTOMER’s end customer, and shall bear all risk of loss or damage to such Products while in transit; CUSTOMER shall pay these charges, plus a handling charge, for invalid or “no defect found” returns. Any repaired or replaced Product shall be warranted as set forth in this Section for a period equal to the greater of (i) the balance of the applicable warranty period relating to such Product or (ii) ninety (90) days after it is received by CUSTOMER. 7.3 Exclusions from Warranty. This warranty does not cover defects or failures in Products to the extent due to (a) CUSTOMER's design of Products including, but not limited to, design functionality failures, specification inadequacies, failures relating to the functioning of Products in the manner for the intended purpose or in the specific CUSTOMER's environment (but SANMINA’s failure to comply with the Specifications is not considered to be a failure or defect due to CUSTOMER’s design); (b) accident, disaster, neglect, abuse, misuse, improper handling, testing, storage or installation by CUSTOMER (or its end customer) including improper handling in accordance with static sensitive electronic device handling requirements; (c) alterations, modifications or repairs by CUSTOMER or third parties (not at the direction of SANMINA) or (d) defective CUSTOMER-provided test equipment or test software.

Manufacturing Services Agreement CONFIDENTIAL 12 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 CUSTOMER bears all design responsibility for the Product. SANMINA remains responsible for any failure to manufacture and test in accordance with Specifications and for any accident, disaster, neglect, abuse, misuse, improper handling, testing, storage or installation or other damage while in SANMINA’s possession or control. 7.4 Remedy. THE SOLE REMEDY UNDER THIS WARRANTY SHALL BE THE REPAIR, REPLACEMENT OR CREDIT FOR DEFECTS AS STATED ABOVE. THE WARRANTIES IN THIS SECTION 7 (WARRANTY) ARE IN LIEU OF ANY OTHER WARRANTIES EITHER EXPRESS OR IMPLIED. SANMINA DOES NOT MAKE ANY WARRANTIES REGARDING MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE, AND SPECIFICALLY DISCLAIMS ANY SUCH WARRANTY, EXPRESS OR IMPLIED. SANMINA SHALL COMPLY WITH “ROHS”, “WEEE”, “REACH” AND OTHER APPLICABLE ENVIRONMENTAL LEGISLATION WORLDWIDE WITH RESPECT TO IT’S MANUFACTURING PROCESS (INCLUDING PROCESS MATERIALS). CUSTOMER SHALL COMPLY WITH “ROHS”, “WEE”, “REACH” AND OTHER APPLICABLE ENVIRONMENTAL LEGISLATION WORLDWIDE WITH RESPECT TO ITS PRODUCT DESIGN AND CHOICE OF COMPONENTS CONTAINED WITHIN THE PRODUCT (NOT INCLUDING PROCESS MATERIALS). 7.5 SANMINA further represents and warrants that all Products will be new, provided with good and marketable title, free and clear of any liens or encumbrances. 8. CUSTOMER FURNISHED EQUIPMENT AND COMPONENTS 8.1 Customer-Furnished Equipment. CUSTOMER shall provide SANMINA with the equipment, tooling, and fixtures (“Customer-Furnished Equipment”) set forth in Exhibit C (collectively the “Customer-Furnished Equipment”). Any equipment, tooling, and fixtures for which Customer pays NRE will also be treated as Customer Furnished Equipment and will be owned by Customer unless otherwise agreed. SANMINA will assume all risk of loss or damage to the Customer Furnished Equipment upon delivery to the Sanmina Facility and until such Customer Furnished Equipment is removed. The Parties will cooperate to address any issues with the Customer Furnished Equipment. 8.2 Care of Customer-Furnished Equipment. All Customer-Furnished Equipment shall remain the property of CUSTOMER. SANMINA will keep the Customer Furnished Equipment at the Sanmina Facility and not move it without CUSTOMER’s consent. The Customer Furnished Equipment and related documentation will be protected as the Confidential Information of CUSTOMER or its equipment vendor, as applicable. The Customer Furnished Equipment (and all parts and components thereof) are and shall at all times be and remain the sole and exclusive personal property of CUSTOMER. SANMINA shall have no right, title or interest therein or thereto, and shall not create, incur, assume or suffer to exist any claim, mortgage, lien, pledge or other encumbrance or attachment of any kind whatsoever upon, affecting or with respect to the Customer Furnished Equipment once any applicable NREs have been paid for the Customer Furnished Equipment if procured by SANMINA for CUSTOMER. SANMINA shall clearly identify all Customer-Furnished Equipment by an appropriate tag and shall utilize such Customer-Furnished Equipment solely in connection with the manufacture of CUSTOMER’s Product. SANMINA shall not make or allow modifications to be made to Customer-Furnished Equipment without CUSTOMER’s prior written consent. SANMINA shall be responsible for reasonable diligence and care in the use and protection of any Customer-Furnished Equipment and routine maintenance of any Customer-Furnished Equipment but shall not be responsible for repairs or replacements (including servicing and CUSTOMER-specific calibration (unless

Manufacturing Services Agreement CONFIDENTIAL 13 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 managed on behalf of CUSTOMER and paid for with NRE) to the equipment) unless such failure was caused by SANMINA’s negligence or willful misconduct. If requested by CUSTOMER, SANMINA will arrange for servicing and CUSTOMER-specific calibration of Customer- Furnished Equipment on cost plus agreed margin basis consistent with this Agreement. 8.3 Removal of Customer Furnished Equipment. All Customer-Furnished Equipment shall be returned to CUSTOMER at CUSTOMER's expense upon request. SANMINA’s production and warranty obligations which require the utilization of the returned Customer- Furnished Equipment will cease upon SANMINA’s fulfillment of CUSTOMER’s request. SANMINA agrees to provide access to CUSTOMER and its employees and agents in order to remove the Customer Furnished Equipment from the Sanmina Facility. SANMINA shall cooperate with and assist CUSTOMER, as reasonably requested by CUSTOMER, in the takedown, disassembly, packing and shipping logistics for the Customer Furnished Equipment. In addition, SANMINA will provide CUSTOMER with copies of all equipment logs and documentation. 8.4 Customer-Furnished Components. During transition and thereafter as may be mutually agreed, SANMINA will purchase certain Components for the Products from CUSTOMER. The cost, availability and lead time for those Components will be specified by CUSTOMER. SANMINA will issue purchase orders to CUSTOMER consistent with the cost, availability and lead time specified by CUSTOMER. It is expected that SANMINA will transition to direct purchases from approved Vendors after Components made available by CUSTOMER have been purchased. However, while Components continue to be made available by CUSTOMER, SANMINA will purchase from CUSTOMER as first choice for those components unless otherwise agreed by CUSTOMER. Any Vendor warranty or date code related issues for Customer-Furnished Components shall be resolved between CUSTOMER and the Vendor, as applicable. 9. INDEMNIFICATION 9.1 SANMINA’ s Indemnification – Intellectual Property. SANMINA shall defend CUSTOMER and CUSTOMER's affiliates, directors, officers, employees, contract employees, agents and other representatives (the “Customer-Indemnified Parties”) against, and indemnify and hold harmless the Customer Indemnified Parties from damages finally awarded or agreed in settlement for, third party demands, claims, actions, causes of action, proceedings, and suits (“Claim(s)”) alleging actual or alleged infringement or misappropriation of any patent, trademark, mask work, copyright, trade secret, or any actual or alleged violation of any other intellectual property rights arising from or in connection with SANMINA’s manufacturing processes (including, process materials, systems and facilities) or materials or Components that originate from SANMINA or an Affiliate of SANMINA (collectively “SANMINA-Furnished Items”). 9.2 CUST OMER’s Inde mni f i cat ion – Intellectual Property. CUSTOMER shall defend SANMINA and SANMINA's affiliates, directors, officers, employees, contract employees, agents and other representatives (the “SANMINA-Indemnified Parties”) against, and indemnify and hold harmless the SANMINA-Indemnified Parties from damages finally awarded or agreed in settlement for, all third party Claims alleging infringement or misappropriation of any patent, trademark, mask work, copyright, trade secret or any actual or alleged violation of any other intellectual property rights arising from or in connection with the Products, except to the extent that the alleged infringement arises from or in connection with SANMINA-Furnished Items. For purposes of this Section 9, SANMINA’s manufacturing processes include the facilities, equipment, processes and services provided by SANMINA that

Manufacturing Services Agreement CONFIDENTIAL 14 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 are not uniquely required by CUSTOMER’s Product Specifications, including manufacturing processes, technology and services that SANMINA makes commonly or generally available to other customers. 9.3 Other Indemnification. (a) CUSTOMER shall indemnify, defend, and hold SANMINA-Indemnified Parties harmless from all third party Claims (i) based upon personal injury or death or injury to tangible property to the extent caused by a defective Product that has been manufactured in accordance with the Specifications or by the negligence or willful misconduct of CUSTOMER or its officers, employees, subcontractors or agents, and in each case not due to the negligence or willful misconduct of any of the SANMINA-Indemnified Parties and (ii) by any employee of CUSTOMER or its affiliates who alleges or asserts that such employee should have been transferred to and become employed by SANMINA or its affiliates pursuant to any contract, law, rule or undertaking relating to a party’s obligations upon transfer of an undertaking, including the Acquired Rights Directive (Council Directive 2001/23/EC) and its local counterparts. SANMINA shall indemnify, defend and hold Customer-Indemnified Parties harmless from all Claims based upon personal injury or death or injury to tangible property to the extent caused by the negligence or willful misconduct of SANMINA or its officers, employees, subcontractors or agents, and in each case not due to the negligence or willful misconduct of any of the CUSTOMER- Indemnified Parties. For avoidance of doubt, with respect to “injury to tangible property” referenced above, delivery of Product by SANMINA that does not conform to the warranties set forth in Section 7 is not considered “injury” to the Product itself, and is handled in accordance with Section 7 (“Warranty”). (b) If CUSTOMER requires third party marking to be placed on the Products by SANMINA, CUSTOMER shall indemnify, defend, and hold SANMINA-Indemnified Parties harmless from any Claims by the third party that Products manufactured in accordance with the Specifications do not comply with the third party’s requirements for use of such marks. SANMINA shall indemnify, defend, and hold CUSTOMER-Indemnified Parties harmless from any Claims by the third party for non-compliance with such requirements due to failure by SANMINA to manufacture the Products in accordance with the Specifications that relate to such Product labeling and mark usage requirements. 9.4 Procedure. A Party entitled to indemnification pursuant to this Section (the "Indemnitee") shall (i) promptly notify the other Party (the "Indemnitor") in writing of any Claims covered by this indemnity, (ii) provide the Indemnitor with sole control over the defense and settlement of the Claim, and (iii) provide all cooperation and assistance in the defense and settlement of the Claim as reasonably requested by Indemnitor at the Indemnitor’s expense. Notwithstanding the foregoing, if the Indemnitee in its sole judgment so elects, the Indemnitee may also participate in the defense of such action by employing counsel at its expense, without waiving the Indemnitor's obligation to indemnify and defend. The Indemnitor shall not compromise any Claim (or portions thereof) or consent to the entry of any judgment without an unconditional release of all liability of the Indemnitee as to each claimant or plaintiff, except with consent of the Indemnitee, not to be unreasonably withheld or delayed. 10. LIMITATION OF LIABILITY 10.1 WITH THE EXCEPTION OF INDEMNITY OBLIGATIONS UNDER SECTION 9, OR BREACHES OF SECTION 14 (CONFIDENTIALITY), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL,

Manufacturing Services Agreement CONFIDENTIAL 15 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES, OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, EVEN IF SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FOR THE PURPOSE OF THIS SECTION, BOTH LOST PROFITS AND DAMAGES RESULTING FROM VALUE ADDED TO THE PRODUCT BY CUSTOMER AFTER DELIVERY BY SANMINA SHALL BE CONSIDERED CONSEQUENTIAL DAMAGES. IN NO EVENT WILL SANMINA BE LIABLE FOR COSTS OF PROCUREMNET OF SUBSTITUTE PRODUCT BY CUSTOMER FROM A THIRD PARTY. IN NO EVENT SHALL EITHER PARTY’S LIABILITY FOR ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT EXCEED [redacted] U.S. DOLLARS [redacted] OR (ii) [redacted] PERCENT [redacted] OF TOTAL PAYMENT AMOUNTS FOR PRODUCTS AND SERVICES PROVIDED (OR REQUIRED TO BE PROVIDED) UNDER THIS AGREEMENT DURING THE 12 MONTH PERIOD PRECEDING THE DATE THAT THE CLAIM FIRST ACCRUES (THE “CAP”). THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. NOTWITHSTANDING THE FOREGOING, THE CAP SHALL NOT APPLY TO LIMIT: (i) CUSTOMER’S PAYMENT OBLIGATIONS UNDER SECTIONS 3.1, 4.2(a) OR (d) (FOR CANCELLED ORDERS) OR 11.5; OR (ii) EITHER PARTY’S PAYMENT OBLIGATIONS UNDER EXHIBIT A; OR (iii) EITHER PARTY’S LIABILITIES DUE TO BREACH OF SECTION 14 (CONFIDENTIALITY); OR (iv) SANMINA’S LIABILITY FOR WARRANTY REMEDIES IN ACCORDANCE WITH SECTION 7 (WARRANTY); OR (v) SANMINA’S LIABILITY UNDER SECTION 11.5(d) WHICH IS SUBJECT TO A CAP AS SET FORTH IN SECTION 11.5(d) AND SUCH CAP SHALL BE CONSIDERED A SUB-CAP INCLUDED WITHIN THE CAP DESCRIBED IN THIS SECTION 10.1 IF THE CAP DESCRIBED IN THIS SECTION 10.1 IS ABOVE [redacted] BY MEASURE OF [redacted] OF THE 12 MONTH PERIOD IMMEDIATELY PRECEDING THE DATE OF THE CLAIM, AND OTHERWISE THE CAP IN SECTION 11.5(d) SHALL BE A SEPARATE CAP AND THE CAP IN THIS SECTION 10.1 WILL NOT APPLY. THE LIMITATIONS SET FORTH IN THIS SECTION SHALL APPLY WHERE THE DAMAGES ARISE OUT OF OR RELATE TO THIS AGREEMENT. THE CAP WILL NOT BE CONSTRUED AS LIMITING SANMINA’S LIABILITY TO BE LESS THAN (i) WITH RESPECT TO CUSTOMER FURNISHED EQUIPMENT, COMPONENTS AND OTHER ITEMS PROVIDED OR PAID FOR BY CUSTOMER, THE FULL CURRENT VALUE OF THOSE ITEMS (INCLUDING AMOUNTS PAID BY CUSTOMER INTO THE OFFSET INVENTORY RESERVE ACCOUNT), OR (ii) WITH RESPECT TO A LIABILITY COVERED BY BUSINESS INTERRUPTION/CYBER RISK INSURANCE THE MINIMUM INSURANCE COVERAGE REQUIRED UNDER SECTION 15, [redacted]. THE LIMITATIONS IN THIS SECTION WILL NOT APPLY TO GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY EITHER PARTY. 10.2 Intentional Failure to Supply. If SANMINA has the ability to supply sufficient quantities of Products to CUSTOMER, but intentionally does not supply such Products for any reasons that are in SANMINA’s control (except for a proper termination pursuant to Section 11.2, i.e., without cause, late payment per Section 3.1, exceeding a credit limit per Section 3.3 or other material breach of the Agreement by CUSTOMER), either: (a) as communicated by a c-level executive of SANMINA to CUSTOMER; or (b) as communicated by CUSTOMER to a c-level executive of SANMINA that it reasonably believes that SANMINA has breached its supply obligations as described in this Section 10.2, and providing SANMINA ten (10) business days to reply by either acknowledging and accepting the factual conclusion that SANMINA has intentionally breached its supply obligations, or curing and substantially rectifying the failure to supply; then,

Manufacturing Services Agreement CONFIDENTIAL 16 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 CUSTOMER shall be entitled to seek CUSTOMER’s [redacted]. 11. TERMINATION 11.1 Termination for Cause. Subject to Section 11.5, either Party may terminate this Agreement for default if the other Party materially breaches this Agreement; provided, however, no termination right shall accrue until thirty (30) days after the defaulting Party is notified in writing of the material breach and has failed to cure or give adequate assurances of performance within the thirty (30) day period after notice of material breach. The Parties agree that it is not the intent of the cure period to leverage any extension of the agreed payment terms. 11.2 Termination for Convenience. Subject to Section 11.5, CUSTOMER may terminate this Agreement for any reason upon twelve (12) months’ prior written notice and may terminate any Order hereunder for any reason upon ninety (90) days’ (before scheduled shipment) prior written notice. Subject to Section 11.5, SANMINA may terminate this Agreement for any reason upon twelve (12) months’ notice. Neither Party will provide notice of termination of this Agreement for convenience during the Initial Term, unless such notice applies to termination of the Initial Term at the end of the Initial Term, except as provided for in Section 11.3. 11.3 Supplemental Termination Rights by CUSTOMER. After the Effective Date, if: (i) SANMINA is not able to initially meet the Specifications at the SANMINA Facilities (e.g. vibration testing requirements, delivering conforming Products), the Parties agree to review and consider alternatives for a period of thirty (30) days, and if they are unable to reasonably agree upon another SANMINA Facility that meets such requirements, then CUSTOMER may terminate this Agreement upon written notice to SANMINA; or (ii) the Parties are not able to agree on Delivery Terms per Section 5.1 (e.g. importer of record/exporter of record arrangements for delivery to end customers reasonably acceptable to CUSTOMER), then CUSTOMER may terminate this Agreement upon written notice to SANMINA. A termination under this Sections 11.3 (i) or (ii) shall be considered a termination for convenience and shall not be considered a termination for cause due to breach by Sanmina, and in such case the transfer of manufacturing responsibilities to SANMINA shall be halted, and the Parties agree that any services related to the transfer that have already been provided by SANMINA will be paid pro rata in accordance with the agreed transition plan to SANMINA, along with any costs as described in Section 11.5 a. After the Effective Date, if: (iii) SANMINA is not able to maintain the ability to meet Specifications that will meet the CUSTOMER’s requirements over a period of thirty (30) days at the SANMINA Facilities, the Parties agree to review and consider alternatives for a period of thirty (30) days, and if they are not able to agree on a viable solution, then CUSTOMER may terminate this Agreement upon written notice to SANMINA. If a termination is made under this Section 11.3 (iii), and the cause of SANMINA’s inability to meet the Specifications is within SANMINA’s reasonable control, CUSTOMER may terminate for cause in accordance with Section 11.1. If the cause for termination is not within SANMINA’s control, a termination under this Section 11.3 will be considered a termination for convenience and shall not be considered a termination for cause due to

Manufacturing Services Agreement CONFIDENTIAL 17 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 breach by Sanmina, and the Parties shall share the costs of transition in accordance with Section 11. (d), except that SANMINA’s liability shall be capped at no more [redacted] by SANMINA for bringing CUSTOMER to SANMINA at the beginning of the Agreement. 11.4 Termination by Operation of Law. Subject to Section 11.5, either Party shall have the right to terminate this Agreement upon written notice to the other Party should the other Party (a) become insolvent; (b) enter into or file a petition, arrangement or proceeding seeking an order for relief under the bankruptcy laws of its respective jurisdiction; (c) enter into a receivership of any of its assets or (d) enter into a dissolution or liquidation of its assets or an assignment for the benefit of its creditors. 11.5 Consequences of Termination. a. Termination for Reasons other than SANMINA’s Breach. In the event this Agreement is terminated for any reason other than a breach by SANMINA (including but not limited to a force majeure or termination for convenience), CUSTOMER shall pay SANMINA charges equal to (1) the contract price for all finished Product existing at the time of termination (whether or not delivered at the time of termination) that are subsequently delivered to and accepted by CUSTOMER per CUSTOMER’s Orders; (2) SANMINA’s quoted cost (including labor, Components and applicable mark-ups per the pricing model) for all work in process for unfinished Product that has been commenced per CUSTOMER’s Orders (however, such shall be mitigated as reasonably possible, by avoidance, return or use on other projects and CUSTOMER will have the option to have the work completed and delivered per Section 11.5(c)); and (3) CUSTOMER’s Component Liability pursuant to Section 4.2(f) and subject to Section 11.5(c). b. Termination Resulting from SANMINA’s Breach. In the event CUSTOMER terminates this Agreement as a result of a breach by SANMINA, CUSTOMER shall pay SANMINA charges equal to (1) the contract price for all finished Product existing at the time of termination (whether or not delivered at the time of termination) that are subsequently delivered to and accepted by CUSTOMER per CUSTOMER’s Orders; (2) SANMINA’s quoted cost (including labor, Components but excluding any markup) for all work in process for unfinished Product that has been commenced per CUSTOMER’s Orders (however, such shall be mitigated as reasonably possible, by avoidance, return or use on other projects and CUSTOMER will have the option to have the work completed and delivered per Section 11.5(c)); and (3) CUSTOMER’s Component Liability pursuant to Section 4.2(f) and subject to Section 11.5(c); provided, however, that for the purposes of this subsection only, CUSTOMER’s Component Liability shall be calculated exclusive of any markup. SANMINA remains liable to CUSTOMER for damages pursuant to this Agreement. c. Wind Down Period. CUSTOMER shall have the right to continue to place Orders and purchase Products under this Agreement for a period of twelve (12) months after notice of any termination of this Agreement (“Wind Down Period”), subject to continued payment of undisputed amounts for such Products. Any amounts subject to good faith dispute will be resolved per Section 17.5. SANMINA will reasonably cooperate with CUSTOMER to provide continuity of supply and smooth transition during the Wind Down Period and to work with Customer to mitigate any termination costs. CUSTOMER shall have the right to (i) have SANMINA continue to manage inventory in accordance with the Offset Inventory Reserve Account and the Inventory Turns Section of Exhibit A while CUSTOMER continues to purchase

Manufacturing Services Agreement CONFIDENTIAL 18 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 Products in accordance with quarterly pricing reviews and any applicable changes in Price during the Wind Down Period (with any termination fees for remaining Component Liability only paid at the end of the wind down), (ii) take delivery and ownership of all Product and Components for which it pays termination fees, including to have existing Components shipped to alternate manufacturer, (iii) have work in process completed or Components allocated to Orders placed during the Wind Down Period, and/or (iv) have Components returned or re-allocated where possible to mitigate costs. d. Transition Costs. SANMINA will be responsible to Customer for [redacted] suffered by Customer arising from Customer’s termination for cause due to SANMINA’s breach in accordance with Section 11.1 that results in a transition away from SANMINA, capped at no more than [redacted] charged by SANMINA for bringing CUSTOMER to SANMINA at the beginning of the Agreement. SANMINA will cooperate with CUSTOMER and its second-generation provider until Customer is satisfactorily transitioned, including cooperation and assistance on wind down/transition plans to minimize disruption and transfer of Customer Furnished Equipment, components, test data and other materials and information required for CUSTOMER to establish alternate manufacturing for the Products, not including SANMINA’s Background Intellectual Property (except per Section 16.3). SANMINA’s warranty obligations will survive until transitioned and, if transitioned before end of applicable warranty period, CUSTOMER will receive credit for remaining portion of warranty period based on historical warranty return rate over prior 12 month period. SANMINA will provide traceability, Product and warranty history and other data as reasonably requested by CUSTOMER. In the event of termination not resulting from SANMINA’s breach, the costs for such transition shall be made available to CUSTOMER at the time and materials rates in the pricing sheet (Exhibit A) as of the Effective Date. 12. QUALITY, PROGRAM MANAGEMENT AND CONTINUITY OF SUPPLY 12.1 Specifications. Product shall be manufactured by SANMINA in accordance with the Specifications, as may be modified via written ECO’s in accordance with this Agreement. SANMINA is not responsible for inaccuracies or deficiencies in Specifications provided by CUSTOMER; however, SANMINA will promptly notify CUSTOMER of any known inaccuracies or deficiencies and the Parties will correct as needed via written ECO’s in accordance with this Agreement. Neither Party shall make any change to the Specifications, to any Components described therein, or to the Products (including, without limitation, changes in form, fit, function, design, appearance or place of manufacture of the Products or changes which would affect the reliability of any of the Products) unless such change is made in accordance with Section 6.1. Notwithstanding the foregoing, SANMINA shall be permitted to make changes in its manufacturing process within the limits of the approved process and its upper and lower control limits at any time, so long as such changes do not affect the form, fit, or function of the Products. 12.2 Content of Specifications. The Specifications shall include, but shall not be limited to, (i) detailed electrical, mechanical, performance and appearance specifications for each model of Product, (ii) the BOM; (iii) tooling specifications, along with a detailed description of the operation thereof, (iv) art work drawings, (v) Component specifications, (vi) Vendor cross references, and (vii) acceptance tests. 12.3 Components. SANMINA shall use in its production of Products such Components of a type, quality, and grade specified by CUSTOMER to the extent CUSTOMER chooses to so specify, and shall purchase Components only from Vendors appearing on CUSTOMER’s approved vendor list (“AVL”); provided, however, that in the event SANMINA

Manufacturing Services Agreement CONFIDENTIAL 19 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 cannot purchase a Component from a Vendor on CUSTOMER’s AVL for any reason, SANMINA shall be able to purchase such Component from an alternate Vendor, subject to CUSTOMER’s prior written approval, which approval shall not be unreasonably withheld or delayed. SANMINA shall use commercially reasonable efforts to manage all Vendors, but shall not be responsible for any Component (including the failure of any Component to comply with the Specifications) except from Vendors that are SANMINA Affiliates. SANMINA is responsible for obtaining and maintaining any applicable (recognizing some Vendors do not provide certificates of conformance) certificates of conformance to Vendor specifications from Vendors for incoming Components (and will verify that it receives the identical part number and revision as that specified on the CUSTOMER’s AVL), inspection and testing in accordance with the Specifications, warranty claims and returns for Components that do not meet applicable inspection and testing requirements, proper handling, managing inventory, and any Components to the extent originating from SANMINA or its Affiliates. SANMINA shall recommend Vendors when appropriate, and the Parties will cooperate and coordinate on process to qualify those Vendors, but Vendor approval and selection shall be CUSTOMER’s sole responsibility. Within the first year of this Agreement, CUSTOMER will use reasonable efforts to approve SANMINA as an AVL Vendor for all Components manufactured by SANMINA. SANMINA may recommend a change in a Component or Vendor, but no change shall be made except at the written approval of the CUSTOMER and the addition of any new Vendor to the CUSTOMER’s AVL. CUSTOMER may reasonably require SANMINA to change Vendors. CUSTOMER retains the right to continuously investigate and seek improved Vendor products and terms and can unilaterally update the AVL with written notice to SANMINA. 12.4 Quality Specifications. SANMINA shall comply with the quality specifications set forth in its Quality Manual, incorporated by reference herein, a copy of which is available from SANMINA upon request. 12.5 Compliance. SANMINA has and will maintain certification and compliance with the following at the Sanmina Facilities and with respect to the manufacture of the Products: ISO 9001-2015, ISO 140001, and ISO 17025-2017. SANMINA will maintain compliance with the Specifications as agreed with CUSTOMER as of the Effective Date and as changed per Section 6 (Changes). 12.6 Inspection of Facility. Upon reasonable advance written notice and, upon SANMINA’s request the execution of an appropriate nondisclosure agreement consistent with this Agreement, in compliance with SANMINA’s security policies and on an escorted basis, CUSTOMER and its representatives may inspect the Products and Components held by SANMINA for CUSTOMER at SANMINA’s facilities during SANMINA’s regular business hours at the Sanmina Facility used to manufacture the Products, provided that such inspection does not unduly affect SANMINA’s operations. CUSTOMER’s regulators and customers who have inspection rights may participate in such inspections. CUSTOMER and its representatives shall observe all security and handling measures of SANMINA while on SANMINA’s premises. CUSTOMER and its representatives, regulators, customers and any CUSTOMER employees acknowledge that their presence on SANMINA’s property is at their sole risk. The Parties accept and acknowledge that CUSTOMER will co-locate several, full-time CUSTOMER employees on SANMINA’s site (i) during the on-boarding phase of the Transition Timeline, and (ii) subject to reasonable availability of office space, as reasonably required by CUSTOMER thereafter during the Term for purposes of this Agreement. For the avoidance of doubt, CUSTOMER employees shall not be permitted to give direction to SANMINA staff on work requirements; all direction must come through SANMINA appointed contacts. Any long-term co-location would be via separate agreement on reasonable terms, and in no case would access by CUSTOMER’s

Manufacturing Services Agreement CONFIDENTIAL 20 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 employees to the SANMINA Facilities be unrestricted. SANMINA shall cooperate fully with CUSTOMER’s employees and provide reasonable office space, Internet connectivity and other resources as reasonably requested for such employees, and CUSTOMER shall reimburse SANMINA nominal, reasonable expenses due to CUSTOMER’s co-location and facility use, which such shall be reasonably agreed upon by the Parties. 12.7 Compliance with Environmental Regulations. CUSTOMER shall ensure that the Specifications comply with applicable law, including environmental regulations. SANMINA shall comply with all applicable laws, including environmental requirements in relation to its manufacturing location and manufacturing process and any other SANMINA-Furnished Items. As between SANMINA and CUSTOMER, Component compliance with applicable RoHS laws and regulations, including their components, subassemblies or materials of or used in Components, shall be the responsibility of CUSTOMER. Unless waived by CUSTOMER, Vendors will be required to certify compliance of Components with Vendors’ specifications for applicable (recognizing some Vendors do not provide certificates of conformance) Components . SANMINA shall verify it receives the identical part number and revision as that specified on CUSTOMER’s AVL). Upon request, SANMINA will certify it procured Components only from CUSTOMER’s AVL, unless a waiver is signed by the CUSTOMER accepting non-compliant Components. 12.8 Key Personnel. Each Party shall designate Key Personnel to facilitate day to day communications and cooperation. The Key Personnel shall be as designated in Exhibit L. Key Personnel shall not change without notification to the other Party. The Key Personnel shall be responsible for resolving minor disputes and ensuring smooth business operations. SANMINA will use reasonable efforts to maintain a consistent team of Key Personnel for CUSTOMER. In any event, SANMINA will provide qualified personnel with sufficient staffing and expertise to meet its obligations to maintain continuity of supply for CUSTOMER. 12.9 Program Management. SANMINA will support and participate in CUSTOMER’s quarterly business reviews and weekly functional reviews, including attendance by Key Personnel as applicable. SANMINA will provide all mutually agreed reports and information reasonably requested by CUSTOMER for such purposes and will take actions reasonably requested by CUSTOMER to address any issues identified in such reviews. 12.10 Manufacturing and Test Data. SANMINA will provide all test data and results through secure Internet connection to CUSTOMER’s designated data repository in manner and format specified by CUSTOMER. In addition, SANMINA will provide traceability, product and warranty history and other information and reports to CUSTOMER relating to manufacturing and quality as reasonably requested by CUSTOMER from time to time. 12.11 Business Continuity Plan. SANMINA will maintain and implement a Business Continuity Plan (“BCP”) to protect against disaster or disruption in its performance or supply and take all reasonable measures to maintain continuity of supply to CUSTOMER as contemplated under this Agreement. SANMINA will meet and review its BCP with CUSTOMER as may be requested by CUSTOMER from time to time. SANMINA will not reduce the protections for CUSTOMER under its BCP in any material respect during the Term without prior consent of CUSTOMER. 13. FORCE MAJEURE

Manufacturing Services Agreement CONFIDENTIAL 21 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 13.1 Force Majeure Event. For purposes of this Agreement, a “Force Majeure Event" shall mean the occurrence of unforeseen circumstances such as act by governmental authority, act of war, natural disaster, epidemic, strike, boycott, embargo, a Vendor’s Force Majeure Event, shortage, riot, lockout, labor dispute, civil commotion or similar cause beyond a Party’s reasonable control that could not have been prevented through reasonable efforts and is not due to such Party’s negligence or intentional misconduct, and in the case of SANMINA notwithstanding SANMINA’s compliance with its BCP (which is understood to address longer term Force Majeure Events) and other measure to be taken by SANMINA under this Agreement to maintain continuity of supply. 13.2 Notice of Force Majeure Event. Neither Party shall be responsible for any failure to perform due to a Force Majeure Event provided that such Party gives notice to the other Party of the Force Majeure Event as soon as reasonably practicable, but not later than five (5) days after the date on which such Party knew or should reasonably have known of the commencement of the Force Majeure Event, specifying the nature and particulars thereof and the expected duration thereof; provided, however, that the failure of a Party to give notice of a Force Majeure Event shall not prevent such Party from relying on this Section except to the extent that the other Party has been prejudiced thereby. 13.3 Termination of Force Majeure Event. The Party claiming a Force Majeure Event shall use reasonable efforts to mitigate the effect of any such Force Majeure Event and to cooperate to develop and implement a plan of remedial and reasonable alternative measure to remove the Force Majeure Event; provided, however, that neither Party shall be required under this provision to settle any strike or other labor dispute on terms it considers to be unfavorable to it. Upon the cessation of the Force Majeure Event, the Party affected thereby shall immediately notify the other Party of such fact, and use its best efforts to resume normal performance of its obligations under the Agreement as soon as possible. 13.4 Limitations. Notwithstanding that a Force Majeure Event otherwise exists, the provisions of this Section shall not excuse (i) any obligation of either Party, including the obligation to pay money in a timely manner for Product actually delivered or other liabilities actually incurred, that arose before the occurrence of the Force Majeure Event causing the suspension of performance; or (ii) any late delivery of Product, equipment, materials, supplies, tools, or other items to the extent caused by negligent acts or omissions on the part of such Party. 13.5 Termination of Affected Orders. CUSTOMER may terminate affected Orders, in accordance with Section 4, if any Force Majeure continues for more than sixty days. 14. CONFIDENTIALITY 14.1 Definitions. For the purpose of this Agreement: (a) "Confidential Information" means (technical or non-technical) information (in any form or media) regarding a Party’s customers, prospective customers (including lists of customers and prospective customers), methods of operation, engineering and processes (include any information which may be obtained by a Party by reverse engineering, decompiling or examining any software or hardware provided by the other Party under this Agreement), programs and databases, patents and designs and billing rates, billing procedures, vendors and suppliers, business methods, finances, management, business plans, business forecasts, research, financial information, procurement requirements, purchasing requirements, manufacturing, customer lists, sales and merchandising efforts, marketing plans, experimental work, development, design details,

Manufacturing Services Agreement CONFIDENTIAL 22 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 specifications, engineering, intellectual property (patents, copyrights, trade secrets, proprietary information, etc.), methodologies, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae, in any way related to the current, future and proposed business, products and services of either of the Parties or any other business information relating to such Party (whether constituting a trade secret or proprietary or otherwise) which has value to such Party and is indicated by such Party as being confidential or is confidential due to its nature; provided, however, that Confidential Information does not include information that (i) is known to the other Party prior to receipt from the Disclosing Party hereunder, which knowledge shall be evidenced by written records, (ii) is independently developed as evidenced by written records, (iii) is or becomes in the public domain through no breach of this Agreement, or (iv) is received from a third party without breach of any obligation of confidentiality. (b) "Person" shall mean and include any individual, partnership, association, corporation, trust, unincorporated organization, limited liability company or any other business entity or enterprise. (c) “Representative” shall mean a Party’s employees, agents, or representatives, including, without limitation, financial advisors, lawyers, accountants, experts, and consultants. 14.2 Nondisclosure Covenants. (a) In connection with this Agreement, each Party (the “Disclosing Party”) may furnish to the other Party (the “Receiving Party”) or its Representatives certain Confidential Information. For a period of five (5) years from the end of the Term of this Agreement and any Wind Down Period, the Receiving Party (a) shall maintain as confidential all Confidential Information disclosed to it by the Disclosing Party, (b) shall not, directly or indirectly, disclose any such Confidential Information to any Person other than, on a strictly need-to-know basis (i) those Representatives of the Receiving Party whose duties justify the need to know such Confidential Information and then only after each Representative has agreed to be bound by this Confidentiality Agreement and clearly understands the obligation to protect the confidentiality of such Confidential Information and to restrict the use of such Confidential Information or (ii) if SANMINA is the Receiving Party, a third party Vendor for the purpose of obtaining price quotations, and (c) shall treat such Confidential Information with the same degree of care as it treats its own Confidential Information (but in no case with less than a reasonable degree of care), including in the case of SANMINA, compliance with Section 3.8 (Information Security) with respect to CUSTOMER’s Confidential Information. (b) The disclosure of any Confidential Information is solely for the purpose of enabling each Party to perform under this Agreement, and the Receiving Party shall not use any Confidential Information disclosed by the Disclosing Party for any other purpose. (c) Except as otherwise set forth in this Agreement, all Confidential Information supplied by the Disclosing Party shall remain the property of the Disclosing Party and will be promptly returned by the Receiving Party upon written request except return of electronic copies retained for backup, disaster recovery, or business continuity and in such case the obligations hereunder shall survive until such copies are destroyed pursuant to retention policies. (d) If the Receiving Party or its Representative is requested or becomes legally compelled to disclose any of the Confidential Information, it will provide the Disclosing Party with

Manufacturing Services Agreement CONFIDENTIAL 23 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 prompt written notice. If a protective order or other remedy is not obtained, then only that part of the Confidential Information that is legally required to be furnished will be furnished, and reasonable efforts will be made to obtain reliable assurances of confidentiality. (e) Notwithstanding the foregoing, it is understood that the data, reports and other information provided by SANMINA to CUSTOMER regarding the design, test, warranty and servicing of CUSTOMER’s Products will be considered Confidential Information of CUSTOMER and not SANMINA. The Specifications provided by CUSTOMER to SANMINA shall also be considered the Confidential Information of CUSTOMER and not SANMINA. CUSTOMER shall be free to use and disclose such information in connection with its business as well as data and information owned by or licensed to CUSTOMER under Section 16 below. 14.3 Injunctive Relief Authorized. Any material breach of this Section by a Party or its Representatives may cause irreparable injury and the non-breaching Party may be entitled to equitable relief, including injunctive relief and specific performance, in the event of a breach. The above will not be construed to limit the remedies available to a Party. In addition, the prevailing Party will be entitled to be reimbursed for all of its reasonable attorneys' fees and expenses at all levels of proceedings and for investigations, from the non-prevailing Party. 14.4 No Publicity. Each Party agrees not to publicize or disclose the existence or terms of this Agreement to any third party without the prior consent of the other Party except as required by law or stock exchange requirement including relevant securities or stock market filing (in which case, the Party seeking to disclose the information shall give reasonable notice to the other Party of its intent to make such a disclosure and CUSTOMER hereby provides such notice with respect to its Form 8-K securities filing regarding this Agreement). With respect to CUSTOMER’s filing of redacted copy of this Agreement in connection with its securities filing, CUSTOMER does not intend to disclose, or will seek confidential treatment for, specific pricing and rates in Exhibit A (but may disclose its component liability obligations) and specific caps on liability and exception in Section 10, unless required by applicable stock exchange or regulatory body requirements or as otherwise advised by its securities counsel, in which case SANMINA will be provided with an opportunity to review and suggest reasonable comments and proposed redactions. Neither Party shall make any press release or similar public statement without the prior consent of the other Party, not to be unreasonably withheld or delayed. CUSTOMER’s press release regarding this Agreement has been approved by SANMINA as of the Effective Date. Notwithstanding the foregoing, CUSTOMER may disclose the existence of this Agreement and that SANMINA is a manufacturer of the Products under this Agreement. 14.5 Privacy. Each Party shall comply with their obligations under applicable Data Protection Laws relating to the collection, use, processing, protection or disclosure of Personal Data relating to individuals in the course of carrying out their respective obligations under this Agreement, including without limitation, obtaining and maintaining all necessary and valid data subject consents, providing all necessary privacy or fair information processing notices, term and authorizations with the competent data protection authorities. Nothing in this Agreement shall be deemed to prevent the Parties from taking steps it reasonably deems necessary to comply with Data Protection Laws. “Personal Data” includes, without limitation, any data that could potentially be used to identify a person, either directly or indirectly. "Data Protection Laws" means all laws, codes, statutes, rules, and regulations with which each Party is legally obliged to comply in performing hereunder during the Term of this Agreement. 15. INSURANCE

Manufacturing Services Agreement CONFIDENTIAL 24 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 SANMINA agrees to maintain during the term of this Agreement (a) Workers’ Compensation insurance as prescribed by the law of the state in which SANMINA’s services are performed; (b) Employer’s Liability insurance with limits of at least $500,000 per occurrence; (c) Commercial Automobile Liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 for bodily injury and property damage for each occurrence; (d) Commercial General Liability insurance, including blanket contractual liability and broad form property damage, with limits of at least $1,000,000 combined single limit for personal injury and property damage for each occurrence; (e) Commercial General Liability insurance endorsed to include Products Liability and Completed Operations coverage in the amount of $1,000,000 for each occurrence; (f) Business Interruption/Cyber Risk insurance with limits of no less than $5,000,000 for each occurrence; and (g) Umbrella Liability insurance with limits of no less than $5,000,000 for each occurrence. The insurance policies shall be issued by companies with rating of at least A VIII in Best’s Key Rating Guide or Standard & Poor’s A rating. SANMINA shall furnish to CUSTOMER upon request certificates or evidence of the foregoing insurance indicating the amount and nature of such coverage and the expiration date of each policy. Each Party agrees that it, its insurer(s) and anyone claiming by, through, or under or in its behalf shall have no claim, right of action or right of subrogation against the other Party and the other Party’s affiliates, directors, officers, employees and customers based on any loss or liability insured against under the insurance required by this Agreement. 16. INTELLECTUAL PROPERTY 16.1 “Intellectual Property Rights” means all worldwide common law and statutory rights associated with (a) patents and patent applications; (b) copyrights and all other literary property and author rights, including without limitation, copyright applications, copyright registrations, certificates of copyrights and copyrighted interests, and “moral” rights; (c) all rights, title and interest in and to inventions (whether patentable or not in any country) and invention disclosures; (d) trade secrets, know-how, or the protection of confidential information; (e) other proprietary rights related to intangible intellectual property; (f) analogous rights to the rights set forth in (a)-(e), and (g) all divisions, continuations, renewals, reissuances, and extensions of the foregoing (as applicable) now existing or hereafter filed, issued or acquired; such includes for inventions, concepts, techniques, designs, processes, improvements, discoveries and ideas (whether patentable or not), trade secrets, know-how, specifications, drawings, technical information, process engineering information, computer software and the like. 16.2 Ownership. Except as otherwise expressly set forth below, each Party retains ownership of its Intellectual Property Rights created, authored or invented by such Party prior to the Effective Date or independently outside the scope of this Agreement (“Background IP”) and any enhancements or derivatives of the foregoing, as applicable. Intellectual Property Rights relating to the Products or their design, Specifications, testing, servicing or associated software and all test and performance data with respect thereto, including any feedback, suggestions, modifications, improvements, enhancements or derivatives with respect to any of the foregoing (not including any SANMINA Background IP) (collectively, “Product IP”), shall be owned exclusively by CUSTOMER, without any obligation to SANMINA or compensation of any kind under any circumstances, at the time of development or in the future, and (b) shall be Confidential Information of CUSTOMER and not SANMINA. Any development of Product IP by SANMINA would be done under a separate development agreement and related statement of work, and would be owned by CUSTOMER once quoted, provided, accepted and paid for. To the extent that SANMINA has or obtains any rights in or to any Product IP under this Agreement, SANMINA hereby assigns all right, title and interest in and to the Product IP to CUSTOMER. SANMINA will promptly disclose to CUSTOMER

Manufacturing Services Agreement CONFIDENTIAL 25 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 any such Product IP created, authored or invented by SANMINA and take such further actions reasonably requested by CUSTOMER to fully perfect the assignment and transfer the Product IP to CUSTOMER. SANMINA may not use any Intellectual Property from CUSTOMER for the benefit of other customers or for any purposes not contemplated by this Agreement or applicable Order. 16.3 License to Customer. If, in connection with its performance under this Agreement, SANMINA incorporates into any Product or Product Requirements any SANMINA Intellectual Property Rights, SANMINA hereby grants to CUSTOMER a non- exclusive, irrevocable, perpetual, worldwide, royalty-free, sublicensable right and license to make, use, sell, distribute, modify, support, incorporate, and otherwise exploit SANMINA Intellectual Property Rights incorporated into such Product or Product Requirements solely in connection with the manufacture, use, sale, distribution, modification or support thereof (or of any derivatives, new versions or follow-on products or product requirements). As used above, “Product or Product Requirements” means (i) the Products and Product IP, (ii) the manufacturing processes and requirements for the Products provided or specified by CUSTOMER, and (iii) any feedback, suggestions, modifications, improvements, enhancements and derivatives thereof made during the course of this Agreement that are changes to the items in (i) and (ii) above. For avoidance of doubt, “Product or Product Requirements” does not include SANMINA’s Background IP for implementing an underlying manufacturing process step (e.g., particular SANMINA recipe) but does include the requirements for each step as outlined in the Specifications (e.g., results, tolerances) and sequence of steps as outlined in the Specifications (e.g., process flow) to manufacture the Products that are set forth in the Specifications, as will be updated throughout the course of this Agreement. As an example of the above, if visual inspection were replaced by automated visual inspection, the underlying process for automated visual inspection would not be part of the Specifications, but the fact that automated visual inspection was being used would be noted in the Specifications. 16.4 Licenses to Sanmina. (a) Embedded Intellectual Property. For CUSTOMER Intellectual Property embedded in the Products, CUSTOMER grants to SANMINA a non-exclusive, non-transferable, revocable, royalty free license for the Term of this Agreement for SANMINA’s internal use of the same as required to perform hereunder, as part of the Product in which they are embedded. Nothing contained in this Agreement shall be construed to grant SANMINA any right to use or exploit such Intellectual Property in its stand-alone form separate and apart from the Product. (b) Freestanding Intellectual Property. In the event CUSTOMER’s Intellectual Property is not embedded in the Products but used by SANMINA for CUSTOMER to receive the benefit of the Agreement, CUSTOMER grants to SANMINA a non-exclusive, non- transferable, revocable, royalty free license for the Term of this Agreement for SANMINA’s internal use as required to perform hereunder. Nothing contained in this Agreement shall be construed to grant SANMINA any right to use or exploit such Intellectual Property in its stand- alone form separate and apart from the Product. (c) The Products may include third party materials or marks, including marks indicating Product certifications. It shall be the sole responsibility of CUSTOMER to obtain the requisite licenses for any third party materials or marks it specifies to be used in relation to the Products. If CUSTOMER requires the use of third party materials or marks, CUSTOMER warrants it has provided written instructions on the use or application of such items and warrants (i) it has all applicable rights, licenses and permissions from the applicable third

Manufacturing Services Agreement CONFIDENTIAL 26 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 parties to grant permission or sublicense SANMINA to use or apply such third party materials or marks; and (ii) will ensure its Products remain in compliance with any requirements from third parties related to the use of their materials or marks, at CUSTOMER’s expense, for as long as CUSTOMER requires SANMINA to use such materials or marks; in each case of (i) and (ii), subject to SANMINA complying with the applicable Specifications and purchasing the respective third party materials from the approved Vendors. 17. MISCELLANEOUS 17.1 Integration Clause. This Agreement (including the Exhibits and Schedules to this Agreement) constitutes the entire agreement of the Parties, superseding all previous Agreements covering the subject matter. This Agreement shall not be changed or modified except by written agreement, specifically amending, modifying and changing this Agreement, signed by authorized representatives of CUSTOMER and SANMINA. 17.2 Order of Precedence. All quotations, Orders, acknowledgments and invoices issued pursuant to this Agreement are issued for convenience of the Parties only and shall be subject to the provisions of this Agreement and the Exhibits hereto. The Parties expressly reject any pre-printed terms and conditions of any Order, acknowledgment, or any other form document of either Party other than the specific terms set forth in Section 4.1(a)(i)-(v) shall be deemed deleted and such pre- printed terms and conditions shall be of no effect whatsoever. No modification to this Agreement, the Exhibits or any Order shall be valid without the prior written consent of the authorized representatives of SANMINA and CUSTOMER. In the event of any inconsistency or conflicting provisions between any parts of this Agreement and an Order, this Agreement shall prevail. Should SANMINA fail to contact CUSTOMER to resolve these conflicts or inconsistencies, SANMINA will be solely responsible for errors resulting from interpretation conflicts or inconsistencies. 17.3 Assignment. Neither this Agreement nor any rights or obligations hereunder shall be transferred or assigned by either Party without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed. This Agreement may be assigned in whole or in part by either Party to any Affiliate of such Party provided that such Party remains secondarily liable under this Agreement. Notwithstanding the foregoing, either Party may assign this Agreement in connection with the transfer of all or substantially all of the business or assets of such Party to which this Agreement relates (whether by sale of stock or assets, merger, change of control, operation of law or otherwise), provided that (i) the assignee agrees in writing to assume the obligations of such Party under this Agreement, (ii) notice of such assignment is provided to the other Party, and (iii) the assignee reasonably can perform its duties and responsibilities herein (and, in particular, in the case of SANMINA without any disruption or adverse impact on the manufacture and supply of the Products for Customer under this Agreement). Notwithstanding the foregoing, either Party may assign its right to payment to a third party without the need for consent from the other Party, unless payment to a third party potentially violates laws or regulations of the Unites States of America or of the European Union and its members states. 17.4 Notices. Wherever one Party is required or permitted or required to give written notice to the other under this Agreement, such notice will be given by hand, by certified U.S. mail, return receipt requested, or by overnight courier and addressed as follows: If to CUSTOMER: with a copy to: Keith Brooks Legal Department

Manufacturing Services Agreement CONFIDENTIAL 27 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 Sr. Director Global MFG Legal@FARO.com & Process Engineering Keith.Brooks@FARO.com and 508-851-5674 Allen Muhich Jason Pollock Chief Financial Officer Vice President, Global Operations Allen.Muhich@faro.com Jason.Pollock@FARO.com 832-473-9972 All at 250 Technology Park Lake Mary, Florida 32746 407-333-9911 If to SANMINA: with a copy to: SANMINA Corporation SANMINA Corporation 2700 N. First Street 2700 N. First Street San Jose, California 95134 San Jose, California 95134 Att’n: EVP, Sales Att’n: Legal Department Phone: (408) 964-3500 Phone: (408) 964-3500 Fax: (408) 964-3636 Fax: (408) 964-3636 All such notices shall be effective upon receipt. Either Party may designate a different notice address from time to time upon giving ten (10) days’ prior written notice thereof to the other Party. Throughout this Agreement, “notice” with respect to operational matters shall require simultaneous posting to SANMINA’s online portal shared with CUSTOMER. Any “notice” with respect to any stop shipment or non-routine supply disruption must also be escalated to senior executives designated by each Party at the VP level or above, who must promptly discuss the matter (which may be telephonically) and reasonably cooperate to resolve the matter to avoid any disruption of supply for CUSTOMER. 17.5 Disputes/Choice of Law/Attorneys Fees. The Parties shall attempt to resolve any disputes between them arising out of this Agreement through good faith negotiations. Where the Parties are unable to resolve a dispute arising out of or in connection with this Agreement by means of negotiation, the dispute shall be first referred to mediation administered by the American Arbitration Association’s (“AAA”) under its Commercial Mediation Rules. Where the Parties are unable to resolve a dispute by means of mediation, which shall also be the case where one Party declares the mediation to have failed, the Parties acknowledge and agree that disputes shall be referred to arbitration under the rules and procedures of the American Arbitration Association in accordance with its Commercial Arbitration Rules then in effect. The decision of said arbitrators shall be final, binding, and conclusive upon the Parties. The arbitrators will have the power to grant any provisional measure deemed appropriate, including, but not limited to, provisional injunctive relief. Notwithstanding the foregoing, a Party may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary. Given the unique nature of this transaction, each Party agrees that monetary damages may not be a sufficient remedy and that, in addition to all other remedies, a Party is entitled to seek specific performance and injunctive and other equitable relief (without the need to post a bond) for breach or threatened breach of this Agreement. If any state

Manufacturing Services Agreement CONFIDENTIAL 28 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 or federal court obtains jurisdiction despite this arbitration clause, the Parties to this agreement agree that the federal courts within the State of Delaware shall have exclusive and sole jurisdiction. Exclusive place of jurisdiction and exclusive venue shall be within the State of Delaware. This Agreement shall be construed in accordance with the substantive laws of the State of Delaware (excluding its conflicts of laws principles). The provisions of the United Nations Conventions on Contracts for the International Sale of Goods shall not apply to this Agreement. The prevailing Party shall be entitled to recover its costs and reasonable attorney’s fees from the non-prevailing Party in any action brought to enforce this Agreement. During the resolution of any dispute, SANMINA will continue to perform its obligations under this Agreement and maintain continuity of supply for CUSTOMER and CUSTOMER will continue to pay any undisputed amounts. 17.6 Relationship of the Parties. The relationship of the Parties is that of independent contractors and is non-exclusive. There is no relationship of agency, partnership, joint venture, employment, or franchise between the Parties. Each Party will act in its own name. Neither Party has the authority to bind the other Party or to incur obligations on behalf of the other Party. This Agreement is not a requirements contract and there is no obligation to order any particular Products or volumes under this Agreement. Each Party reserves the right to engage with other third parties in similar transactions. 17.7 Severability. Should any of these terms and conditions be held by a court of competent jurisdiction to be contrary to law, that term or condition will be enforced to the maximum extent permissible and the remaining terms and conditions will remain in full force and effect. 17.8 Waiver. No failure to exercise and no delay in exercising any right, remedy or power hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity. 17.9 Construction. The captions or headings in this Agreement are strictly for convenience and will not be considered in interpreting this Agreement. For purposes of interpreting this Agreement, (a) unless the context otherwise requires, the singular includes the plural, and the plural includes the singular; (b) unless otherwise specifically stated, the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section or paragraph; (c) the word "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or"; and (d) the words "include" and "including" will not be construed as terms of limitation, and will therefore mean "including but not limited to" and "including without limitation". 17.10 Counterparts. This Agreement may be executed in any number of separate counterparts, including facsimile, PDF or other electronic copies, and each counterpart will be considered an original and together will comprise the same agreement. This Agreement may be executed by facsimile or digital signatures and such signatures will be deemed to bind each Party as if they were original signatures. IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date, by their officers, duly authorized.

Manufacturing Services Agreement CONFIDENTIAL 29 of 48 Sanmina and FARO _________________ DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 ___________________________ SANMINA CORPORATION CUSTOMER By: By: Michael Landy Michael Burger Allen Muhich Chief Operating Officer Chief Executive Officer CFO 7/14/2021 7/15/2021 Date Date

DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15

EXHIBITS

A. PRICING AND INVENTORY TURNS
B. LONG LEAD-TIME COMPONENTS
C. CUSTOMER FURNISHED EQUIPMENT
D. TRANSITION TIMELINE
E. CALIFORNIA TRANSPARENCY IN SUPPLY CHAINS ACT DISCLOSURE
F FARO SUPPLIER CODE OF CONDUCT
G FARO CONFLICT MINERALS POLICY
H FARO THIRD PARTY ANTI CORRUPTION POLICY
I INTENTIONALLY LEFT BLANK
J REPORTING REQUIREMENTS
K FORECAST SPREADSHEET
L KEY PERSONNEL
M INITIAL SPECIFICATIONS

Manufacturing Services Agreement 30 of 48
CONFIDENTIAL Sanmina and FARO

Manufacturing Services Agreement CONFIDENTIAL 31 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 EXHIBIT A PRICING AND INVENTORY TURNS Term Rate Material Overhead [redacted] Labor Rate (Thailand) [redacted] Labor Rate (Texas) [redacted] Labor Rate (Czech Republic) [redacted] SG&A [redacted] Profit [redacted] Inbound Freight [redacted] * Labor rate for Carrolton Texas reflects final assembly and fulfillment activities * Labor rate for Czech Republic reflects final assembly and fulfillment activities Prior to placement of initial Order and Forecast per Section 4.2(a), the Parties will hold an initial quarterly pricing review per Section 2.1 to reflect any adjustment to pricing based on changes in cost from the Effective Date until such time, as described in Section 2 (Pricing) of the Agreement (consistent with the margin rates set forth in the table above). The initial pricing and pricing assumptions are as is agreed via electronic documents at the time of signature. INVENTORY TURNS: Excess Components and Reconciliation using Inventory Reserve Account Under this Agreement SANMINA shall purchase, order or acquire Components in accordance with the requirements of this Agreement based on CUSTOMER’s then-current Forecast or Orders and shall hold certain Component inventory (“Component Inventory”) as set forth below. 1. Component Inventory and Excess Components 1.1 It is expressly acknowledged and agreed that SANMINA’s pricing for the manufacture of the Products is based on SANMINA maintaining an inventory turns model of [redacted] as described below. Components that SANMINA purchases to meet the requirements set forth under this Agreement will be financed by SANMINA, except for purchased Initial Component Inventory, which will be financed by CUSTOMER through the below described IRA to the extent exceeding the amount of inventory needed to operate at [redacted]. Any Excess Components will, unless otherwise agreed, be managed through an Offset Inventory Reserve Account (“IRA”) established for this purpose. The IRA will be used going forward to maintain the agreed inventory turns. Alternatively, any Excess Components shall be purchased by Customer by issuing purchase orders. 1.2 The Parties agree SANMINA shall purchase the Initial Component Inventory (which will not include any Obsolete Components) from CUSTOMER. In relation to the purchased Initial Component Inventory, CUSTOMER will prepay to SANMINA a deposit against future consumption for the amount of inventory that is anticipated to be in excess of the amount of inventory needed to operate at [redacted], which creates the initial balance for the IRA. SANMINA will book all Components in SANMINA’s ERP system which means the Components will be visible in the SANMINA ERP system as existing and on- hand. 2. IRA Adjustment Based On Inventory Turns

Manufacturing Services Agreement CONFIDENTIAL 32 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 2.1 The IRA shall mean a (contra asset) account established by SANMINA to offset the change in asset value for Excess Components, by debiting and crediting this account ensuring that the cost impact associated with such Excess Component Inventory is reflected accurately in the financial records. The Excess Components will be reviewed and determined as set forth below. 2.2 SANMINA shall provide CUSTOMER with an inventory report of the inventory that SANMINA has on hand during the month prior to quarter end which shall include a listing of the following; (i) Component inventory that SANMINA has on-hand for CUSTOMER, and (ii) any work in process. 2.3 The quarter end inventory report will not include any finished Products or any SANMINA induced Component inventory not purchased according to the terms of the Agreement. The quarter end inventory report shall include inventory on hand and Cost of Goods Sold (“COGS”), with a calculation of the inventory turns for the then current calendar quarter and identification of any Excess Components difference required to achieve the agreed inventory turns. 2.4 SANMINA shall provide CUSTOMER a list of Components which represents the Components and quantities financed by CUSTOMER through the IRA. The underlying list of Components covered by the IRA amount shall be approved in writing by the CUSTOMER (“Excess List”) prior to balancing the account as set forth below. 3. Calculation of Inventory Turns 3.1 SANMINA will book all Components in SANMINA’s MRP system which means all Components (SANMINA financed and any CUSTOMER financed) will be visible in the SANMINA MRP system as existing and on hand. As SANMINA runs weekly MRP based upon loaded Forecasts from CUSTOMER, any on hand Components will be consumed before new purchases will be executed, and if SANMINA will use CUSTOMER financed Components, it will be considered in the inventory reserve mechanism and be credited to CUSTOMER as set forth below. The Parties agree that after netting the quarter ending inventory in relation to the IRA inventory, the Parties shall determine the inventory turns by dividing the annualized quarters COGS (as quarter end COGS multiplied by four (4)), by the net inventory (“Inventory Turns”). 3.2 If the Inventory Turns is calculated at less than the agreed turns as set forth above or as otherwise agreed to in writing, CUSTOMER shall provide an additional payment to the Inventory Reserve Account to reduce the net inventory value to an amount, that when calculated, will bring the Inventory Turns equal to the agreed turns. CUSTOMER shall provide a purchase order prior to quarter end for any applicable payments, and such payment shall be made within thirty (30) days of invoice. Parties shall place purchase orders to either credit or debit the Inventory Reserve Account to reduce the net inventory value to an amount that when calculated, will bring it to the agreed number of inventory turns. The Excess Component inventory, or Inventory Reserve amount, to be credited or debited from the IRA is calculated by subtracting the total SANMINA inventory at the agreed turns from the total inventory. If the Excess Inventory value is greater than the amount in the IRA, then CUSTOMER shall issue a purchase order for the difference to SANMINA, who shall then credit the funds to the IRA. If the Excess Inventory value is less than the amount in the IRA, SANMINA shall issue a purchase order and refund the difference to CUSTOMER. However, for the avoidance of doubt, SANMINA can only refund amounts paid by CUSTOMER into and held in the Inventory Reserve Account. 3.3 Excess Components shall be kept in the Inventory Reserve Account for a maximum period of twelve (12) months, at which time such Excess Components will be deemed to be Obsolete Components. The Parties shall use the calculation during each calendar quarter to determine the new Inventory Reserve Account. The payment term is thirty (30) calendar days from the date of the respective CUSTOMER or SANMINA invoice. 3.4 Obsolete Components. Within five (5) business days after receiving CUSTOMER’s first Forecast or Order of the first month following the end of each calendar quarter (but no later than the fifteenth business day following the end of each of SANMINA’s calendar quarters), SANMINA shall advise CUSTOMER in writing of any Obsolete Components and their Delivered Cost (the “Obsolete List”). The Obsolete List shall include all former Excess Components which have been deemed Obsolete Components in accordance with Section 2.6 above. Notwithstanding the foregoing, SANMINA’s failure to timely provide the Obsolete List to CUSTOMER shall not affect CUSTOMER’s obligations hereunder. 3.5 To the extent that any of the amount in the CUSTOMER’s Offset Inventory Reserve Account relates to any Obsolete Component (e.g., the Obsolete Component was formerly included in the

Manufacturing Services Agreement CONFIDENTIAL 33 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 Excess List, and CUSTOMER included that Component in its funding of the Offset Inventory Reserve Account), SANMINA shall debit the Offset Inventory Reserve Account in the amount of the Delivered Cost of such Component. In the event the CUSTOMER’s Offset Inventory Reserve Account does not include funding for any Obsolete Component (e.g., the Component was recently rendered obsolete as a result of a design change), SANMINA shall invoice CUSTOMER for the Delivered Cost of the Obsolete Component, CUSTOMER shall pay SANMINA’s invoice within thirty (30) days after the date of invoice. SANMINA will ship or dispose of the Obsolete Component in accordance with the CUSTOMER’s instructions. 4. Example – Calculation of Turns and the IRA adjustment amount (quarterly) [redacted] 4.1 Calculate annualized cost of goods sold (“COGS”). After netting quarter end inventory of all Reserves, the Parties shall determine the inventory turns by dividing the annualized quarters COGS (Quarter end COGS x 4) by the net inventory (“Inventory on Hand”). 4.2 Prepaid Reserve; Adjustments. 4.2.1 If the Turns Target is less than [redacted], CUSTOMER shall provide an additional payment to SANMINA to the Inventory Reserve Account to reduce the net inventory value to an amount, that when calculated, will bring the Inventory Turns equal to [redacted]. 4.2.2 If the Turns Target is greater than [redacted] SANMINA shall pay CUSTOMER an amount, that when calculated will bring the Inventory Turns equal to [redacted]. SANMINA can only refund amounts paid by CUSTOMER into and held in the Inventory Reserve Account.

Manufacturing Services Agreement CONFIDENTIAL 34 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 EXHIBIT B LONG LEAD-TIME COMPONENTS Long lead-time Components will be identified and reported on monthly.

Manufacturing Services Agreement CONFIDENTIAL 35 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 EXHIBIT C CUSTOMER FURNISHED EQUIPMENT The list of Customer furnished equipment can be found at: [redacted]

Manufacturing Services Agreement CONFIDENTIAL 36 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 EXHIBIT D TRANSITION TIMELINE The transition timeline is subject to change upon mutual written agreement of the parties. At the time of execution, the agreed transition timeline was sent as an electronic attachment.

Manufacturing Services Agreement CONFIDENTIAL 37 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 EXHIBIT E CALIFORNIA TRANSPARENCY IN SUPPLY CHAINS ACT DISCLOSURE SANMINA agrees to comply with the following except: - As is agreed in this MSA, either Party’s pre-printed terms stated on purchase orders, acknowledgements or otherwise are to be of no effect, and the terms of this Agreement shall apply. At the time of execution, this disclosure was sent as an electronic attachment.

Manufacturing Services Agreement CONFIDENTIAL 38 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 EXHIBIT F FARO SUPPLIER CODE OF CONDUCT SANMINA agrees to comply with the Faro Supplier Code of Conduct with the following exceptions: 1) In relation to Section A 1, the sentence stating “Additionally, Supplier will ensure that the products, services and shipments for FARO adhere to all applicable international trade compliance, antitrust and import/export laws (including, without limitation, the antidumping laws under the U.S. Tariff Act of 1930), rules and regulations” is revised and agreed as follows: “Additionally, Supplier will ensure that its manufacturing process and SANMINA-Furnished Items adhere to all applicable international trade compliance, antitrust and import/export laws (including, without limitation, the antidumping laws under the U.S. Tariff Act of 1930), rules and regulations. 2) In relation to Section 4 (e), the Parties agree that Sections 7.4 and 12.7 in the Agreement describes each Party’s responsibilities related to hazardous substances, as opposed to this section 4 (e). 3) In relation to Section 5 (g), the Parties acknowledge that SANMINA is responsible for buying Components only from FARO’s AVL unless otherwise approved by FARO, and is not responsible for whether such Components are counterfeit. 4) In relation to Section 5 (h), the Parties agree SANMINA is responsible for ensuring it’s process materials do not include any conflict minerals, and FARO is responsible for ensuring it’s Products do not use any Components containing conflict minerals. The FARO Supplier code of conduct was supplied as an electronic document at the time of Execution.

Manufacturing Services Agreement CONFIDENTIAL 39 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 EXHIBIT G FARO CONFLICT MINERALS POLICY SANMINA agrees to comply with the Faro Conflict Minerals Policy with the following exceptions: It is agreed that SANMINA is not responsible for Components from third parties. The Faro Conflict Minerals document was supplied as an electronic document at time of execution.

Manufacturing Services Agreement CONFIDENTIAL 40 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 EXHIBIT H FARO THIRD PARTY ANTI CORRUPTION POLICY Anti-Corruption Policy for Third Partie The Faro Third Party Antitrust document was supplied as an electronic document at time of execution.

Manufacturing Services Agreement CONFIDENTIAL 41 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 EXHIBIT I – INTENTIONALLY OMITTED

DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15

EXHIBIT J

REPORTING REQUIREMENTS

All reports shall be posted to SANMINA's online portal shared with CUSTOMER.

Exhibit (J) Operational and QBR Reporting Requirements

KPI / Report	Definition		Update Cadence
Backlog Reports	Total daily backlog by $$, based on commitment, aging, part number		Weekly
Manufacturing Cycle Time	Total cycle time for sub-assembly process and top-level assembly process. Derived from MES system with break down by stage in the process. Used for continuous improvement efforts.		Monthly
On Time Delivery	Average weekly % delivered to committed last 12 weeks		Weekly / Daily if below goal
First Pass Yield	First pass yield all test stages AOI, AXI, ICT, FCT, System Test rolling 12 weeks control chart		Weekly
Material Shortages	Clear to build report		Weekly/Monthly
Cost Reviews for materials, assembly, and test	Review against goals set		Quarterly
Select Supplier Quality Reviews (can be tied to Cost Reviews)	Review Partner's key supplier's Quality KPI's		Quarterly
Audit reports	ISO, 17025, etc.		Once performed
(Quality)Out of Box Audit Results	Conducted by Sanmina, control chart		Based on AQL sampling plan for OBA reported weekly
(Quality)Stability (drop test) yield	Control chart, current sample available with rules for notification and alert		Part of first pass yield data. Will distribute as agreed.
(Quality) ISO Internal audit results	Nonconformities on FARO lines		As dictated by internal audit plan
(Quality) List of 17025 certified operators	By product listed in ANAB scope documents		Initial list, then updated as additions or removals are made
(Quality) 17025 Operator re-certification testing results	By Operator		Initial list then as re – certifications are conducted
(Quality) 17025 as received out of compliance condition	Customer notification process when the as received conditions of 17025 certified products fail to meet accuracy requirements		Daily, time constraints on our response to our customers

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(Quality) 17025 impact analysis for out of calibration tooling	If a tool or fixture is found to be out of spec in its normal calibration cycle, a list of all serial numbers and dates built with that device since its last verified in specification state is required to perform an impact analysis		Daily, time constraints on our response to our customers
Scrap reports with Aging	Total scrap parts by $$, part numbers, and cycle time		Monthly
Safety Reports (For FARO cell only)	Days without accidents/incidents		Monthly
FARO Production Status	% of units complete relative to committed production schedule		Weekly
DPPM	Calculate the number of defective supplier rejects / total direct material receipts monthly		Report monthly
DPPM	Calculate the number of defective supplier rejects / total direct material receipts monthly		8D requests on key issues opened.
Corrective actions	Report on # of 8Ds issued and closed / month.	8D issued for any issues impacting manufacturing	Review 8D reports with FARO SQE monthly
Corrective actions	Past due 8Ds		Review 8D reports with FARO SQE monthly
FAI acceptance rate	Suppliers passing FAIs / Divided by total submitted. (Monthly / yearly) (select suppliers)	100%	Monthly
FAI acceptance rate	FAI NC management. (Review 8Ds / Corrective actions issued for each failing FAI submittal.	As needed	Quarterly
SPC / CPK data on machined components produced by Sanmina (Machining Group)	Report # of parts running Cpks ?<1.33 on critical characteristics.		Quarterly
PCBAs (Sanmina produced only)	Board testing (Flying probe, ICT, etc.) pass rates.		Quarterly
Freight Spend	Broken into Freight In, Freight Out, Warranty, Non-Warranty, or SG&A Other, and broken down by Destination Country - Heat Map, Charts and raw data		Monthly 1st Monday
Duty Spend	Broken down by Destination Country - Heat Map, Charts and raw data		Monthly 1st Monday
Count of Total Shipments	Broken down by Destination Country - Heat Map and raw data		Monthly 1st Monday

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Count of Shipment Pieces	Broken down by Destination Country - Heat Map and raw data		Monthly 1st Monday
Shipment Weights totals	Report both Actual Weights and Billable Weights - Charts and raw data by mutual agreement		Monthly 1st Monday
FARO Shipment Data Integrity Errors	Defined as: Wrong, incomplete, or missing data sent over from FARO and prevents Sanmina from shipping. How many occurrences and what type of error to be reported- raw data		Monthly 1st Monday
Expedites: Order processing and Shipping requests	Quantity of requests and costs for requests - Charts and raw data		Monthly 1st Monday
Packaging Consumable Costs	Costs of packaging used that is not on any BOM, including void fills, corrugated, non-standard labels, etc. - Charts and raw data		Quarterly (or Faro can add to the Thailand BOM for tracking)
Inventory Accuracy	100% target, <98% triggers corrective action: Total items counted with cost /extended cost and items out of tolerance with cost / extended cost and Accuracy as a % - Charts and raw data		Monthly 1st Monday
Inventory Scrap	Report cost, item numbers, quantities - charts and raw data		Monthly 1st Monday

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Manufacturing Services Agreement CONFIDENTIAL 45 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 EXHIBIT K FORECAST SPREADSHEET The Faro forecast document was supplied as an electronic document at time of execution.

Manufacturing Services Agreement CONFIDENTIAL 46 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 EXHIBIT L INITIAL KEY PERSONNEL [redacted]

Manufacturing Services Agreement CONFIDENTIAL 47 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 [redacted]

Manufacturing Services Agreement CONFIDENTIAL 48 of 48 Sanmina and FARO DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 EXHIBIT M INITIAL SPECIFICATIONS [redacted]

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 [redacted]

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 [redacted]

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 [redacted]

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 [redacted]

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 [redacted]

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 [redacted]

DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D 5EEF1EBCB43B [redacted]

DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 i l 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B [redacted]

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 [redacted]

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 [redacted]

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 [redacted]

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 [redacted]

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 [redacted]

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 [redacted]

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 California Transparency in Supply Chains Act Disclosure As of January 1, 2012, the California Transparency in Supply Chains Act of 2010 (SB 657) is effective in the State of California. As a result, many companies manufacturing or selling products in California are required to disclose their efforts (if any) to address the issues of human trafficking and slavery, thereby allowing consumers to make better, more informed choices regarding the products they buy and the companies they choose to support. FARO Technologies, Inc. and its subsidiaries (collectively, “FARO”) strive to achieve and maintain the highest possible standards of corporate integrity and ethical behavior. FARO expects that its suppliers will conduct their businesses not only in a lawful manner but also in compliance with the same high standards of integrity and ethics. In order to establish guidelines for such standards, FARO has established a Supplier Code of Conduct. The Supplier Code of Conduct sets forth and highlights important legal, ethical, behavioral and other requirements for parties who wish to be FARO suppliers. Specifically, the Supplier Code of Conduct states that suppliers must not traffic persons or use any form of slave, forced, bonded, indentured or prison labor, and it requires suppliers to comply with the laws regarding slavery and human trafficking of the country or countries in which they are doing business. FARO suppliers are further expected to take reasonable and necessary steps to help ensure that their sub-contractors and sub-suppliers conduct business in compliance with the Supplier Code of Conduct. FARO currently requires its suppliers to certify both by acceptance of the “FARO Technologies, Inc. Purchase Order Terms and Conditions” and by a separate written certification that they will abide by the Supplier Code of Conduct. Suppliers are expected to promptly take corrective action to address any deficiencies identified with respect to compliance with FARO's Supplier Code of Conduct. If a supplier is found to be in violation of the Supplier Code of Conduct, FARO will take prompt, remedial measures to address the violation. FARO reserves the right to terminate its relationship with any supplier for failure to comply with the Supplier Code of Conduct. While FARO has no current intention of utilizing an independent third party to verify suppliers’ compliance with the Supplier Code of Conduct, FARO audits its suppliers on an as- needed basis using FARO personnel and has incorporated compliance with the Supplier Code of Conduct into its audit program for suppliers. FARO also has an established Global Ethics Policy, which applies to all FARO personnel, including employees, officers and board members (collectively, "Employees"). FARO expects its business partners and contractors to share the general principles stated in the Global Ethics Policy. The Global Ethics Policy requires FARO Employees to comply with all applicable laws and regulations, including but not limited to those relating to human trafficking and slavery. While FARO does not provide specific training on human trafficking and slavery, it conducts regular training on the Global Ethics Policy generally. All reports of alleged violations will be investigated by FARO. If the results of an investigation indicate that corrective action is required, the Company will decide the appropriate steps to take, including discipline, dismissal, and possible legal proceedings. If appropriate, the investigation may be turned over to the applicable outside authorities, and outside investigators may assist in the inquiry. Disregard or deliberate ignorance of the law is not tolerated and may lead to disciplinary action. FARO takes the issues of slavery and human trafficking very seriously and will continue doing its part by responsibly managing its supply chains in an effort to eradicate slavery and human trafficking.

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B Revised: 20 Apr. 2017 | © 2017 FARO | EU-02FRM671-EN Page 1 of 4 i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 Supplier Code of Conduct The FARO Technologies, Inc. Supplier Code of Conduct sets forth minimum workplace standards and business practices that are expected of any third-party supplier (“Supplier”) doing business with FARO Technologies Inc. or any of its affiliates or subsidiaries (collectively “FARO”), consistent with our Company’s values. These requirements are applicable to Suppliers of FARO globally. A. Code of Conduct 1. Compliance with Laws. Supplier’s personnel and operations shall operate in full compliance with the laws of their respective countries and with all other applicable laws, rules and regulations. Additionally, Supplier will ensure that products, services and shipments for FARO adhere to all applicable international trade compliance, antitrust and import/export laws (including, without limitation, the antidumping laws under the U.S. Tariff Act of 1930), rules and regulations. 2. Labor. Supplier shall uphold the human rights of workers and treat them with dignity and respect. (a) Supplier shall employ only workers who meet the applicable minimum legal age requirement, except that in no event shall Supplier employ any person under the age of 15, even if local law permits otherwise. Supplier shall also comply with all other applicable child labor laws according to local regulations. (b) Supplier shall ensure that all work is voluntary. Supplier shall not traffic persons or use any form of slave, forced, bonded, indentured or prison labor. Involuntary labor includes the transportation, harboring, recruitment, transfer, receipt or employment of persons by means of threat, force, coercion, abduction, fraud or payments to any person having control over another person for the purpose of exploitation. (c) Supplier’s plants shall set working hours, wages and over-time pay in compliance with all applicable laws. Workers shall be paid at least the minimum legal wage or a wage that meets local industry standards, whichever is greater. (d) Supplier shall treat employees with dignity and respect and will not engage in or permit corporal punishment, threats of violence, or other forms of harassment whether based on gender, race, color, religion, ethnicity, age, sexual orientation, national origin, disability, or any other legally protected characteristic. (e) Supplier shall employ workers on the basis of their ability to do the job, not on the basis of their personal characteristics or beliefs (including race, color, gender, nationality, religion, age, maternity or marital status). (f) Supplier shall respect employees’ right to join or not join any lawful organization, including trade unions and works councils, and shall comply with all applicable local and national laws pertaining to freedom of association and collective bargaining. 3. Health & Safety. FARO is committed to being a global leader in safeguarding the health and safety of our employees. (a) While engaged in any activities supporting FARO, whether Supplier is on-site at any FARO location, at any FARO customer location on behalf of FARO or elsewhere, Supplier shall comply with FARO’s Global Ethics Policy and any site-specific requirements.

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B Revised: 20 Apr. 2017 | © 2017 FARO | EU-02FRM671-EN Page 2 of 4 i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 (b) Supplier shall ensure a safe work environment and minimize physical and chemical hazards through proper design, engineering and administrative controls, preventative maintenance and safe work procedures as well as ongoing safety training. (c) Supplier shall provide workers with appropriate personal protective equipment where hazards cannot be adequately controlled by other means. (d) Supplier shall provide and properly maintain physical guards, interlocks and barriers where machinery presents an injury hazard to workers. (e) Supplier shall minimize the impact of emergency situations through the implementation of emergency plans and response procedures. 4. Environment. At FARO, environmental considerations are an integral part of our business practices and our production of world-class products. Supplier shall comply with all applicable environmental laws and regulations. (a) Supplier shall maintain all required environmental permits and registrations and follow the operational and reporting requirements of such permits. (b) Supplier shall comply with regulated substance specifications and with any applicable laws and regulations prohibiting or restricting the use or handling of specific substances. (c) Supplier shall endeavor to reduce or eliminate solid waste, wastewater and air emissions by implementing appropriate conservation measures in their production, maintenance and facility processes. (d) Supplier shall manage, control, treat and/or dispose of non-hazardous solid waste, wastewater and/or air emissions generated from operations as required by applicable laws and regulations, before discharge. (e) Supplier shall comply with the European Union’s Restriction of Hazardous Substances (RoHS) Directive (2011/65/EU) for all goods it manufactures for and provides to FARO. Supplier shall also comply with the European Union’s regulation regarding Registration, Evaluation, Authorisation and Restriction of Chemicals (REACH) (EC 1907/2006). Supplier agrees to comply with both RoHS and REACH even if Supplier is located outside of the European Union. 5. Ethics. Supplier shall commit to the highest standards of ethical conduct when dealing with its employees, suppliers and customers. (a) Supplier shall prohibit any and all forms of corruption, extortion and embezzlement by its employees, officers, directors or agents. (b) Supplier shall adhere to standards of fair business, advertising and competition. (c) Supplier shall not offer or accept (i) bribes or (ii) other means to obtain an undue or improper advantage. (d) Supplier shall accurately record and disclose information regarding their business activities, structure, financial situation and performance in accordance with applicable laws and regulations as well as prevailing industry business practices.

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B Revised: 20 Apr. 2017 | © 2017 FARO | EU-02FRM671-EN Page 3 of 4 i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 (e) Supplier shall respect intellectual property rights and safeguard customer information. Transfer of technology and know-how shall be done in a manner that protects intellectual property rights. (f) Supplier shall incorporate international Supply Chain Security (SCS) measures into its business processes as described by the World Trade Organization’s SAFE framework or similar SCS guidelines (e.g., Business Anti-Smuggling Coalition (BASC) Security Program; Customs-Trade Partnership Against Terrorism (C-TPAT); Authorized Economic Operator (AEO), and Partners in Protections (PIP)). (g) Supplier shall implement appropriate processes and procedures and exercise due diligence to detect and avoid counterfeit parts. (h) FARO is committed to ensuring that the products it sells do not incorporate “conflict minerals” (tin, tantalum, tungsten and/or gold, commonly referred to as “3TG”) sourced from entities which directly or indirectly finance conflict in the Democratic Republic of Congo or adjoining countries. FARO requires its Suppliers to: • Perform sufficient due diligence into their respective supply chains to determine whether products sold to us contain 3TG, and, if so, whether and to what extent those metals are sourced from conflict-free smelters; • Report to FARO the results of such due diligence to enable FARO to comply with its legal obligations and policy goals; and • Commit to being or becoming “conflict-free”, so that any such metals are sourced only from conflict-free smelters. (i) Supplier shall implement a comprehensive business continuity plan throughout its operations and supply chain to preserve the safety of workers, protect physical property from loss and damage, safeguard intellectual property, prevent interruptions in the manufacturing process and ensure the integrity of shipments at the point of origin. Supplier shall provide this business continuity plan to FARO upon request. (j) Supplier shall implement processes to address the confidentiality and protection of an employee who in good faith raises a concern, makes a report, or assists with an investigation related to potential ethical or criminal violations. (k) Supplier shall only accept an approved FARO purchase order or executed supply agreement (or equivalent) as a means for confirming business commitments. Supplier shall make no deliveries of products or services and claim payments based on verbal, email or other correspondence from FARO. 6. Anti-Corruption. FARO is committed to complying with all applicable anti-corruption laws, including those that prohibit bribes, kickbacks or other corrupt actions to obtain or retain business or obtain any improper advantage. Supplier is expected to comply with all applicable anti-corruption laws while conducting business with or on behalf of FARO. Supplier is prohibited from directly or indirectly receiving or offering any form of bribe, kickback or other corrupt payment, to or from any person or organization, including government agencies or officials, private companies or employees of those private companies. Supplier affirms that Supplier is fully aware of and understands the provisions of the U.S. Foreign Corrupt Practices Act of 1977 as amended, the U.K. Bribery Act and any other applicable anti-corruption laws, including those of the country or countries in which Supplier is to manufacture, sell, or provide goods or services to FARO, and Supplier has not violated and will not violate, nor caused FARO to violate, any applicable anti-corruption laws in connection with

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B Revised: 20 Apr. 2017 | © 2017 FARO | EU-02FRM671-EN Page 4 of 4 i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 providing goods or services to FARO. 7. Gifts and Entertainment. FARO recognizes that it is customary for some of its Suppliers, customers and other business associates to occasionally give small gifts or offer modest business entertainment to those with whom they do business. It is important, however, that these gifts and entertainment events do not affect any FARO employee’s business judgment, or give the appearance that judgment may be affected. B. Compliance Monitoring Supplier will allow FARO and/or any of its representatives or agents access to its facilities and all relevant records associated with the products and services provided to FARO. Supplier and FARO will establish a mutually agreeable date and time for access. However, risks to FARO’s business may require immediate access to the products, services and associated records and Supplier will accommodate FARO’s access as required. Supplier also agrees to cooperate with FARO to investigate any allegations of wrongdoing, misconduct or corruption. C. Application to Sub-Contractors This Code also applies to any sub-contractor(s) to Supplier that provides goods or services to Supplier. The Supplier Code of Conduct shall be cascaded down to all sub-tier subcontractors. Each Supplier is fully responsible for ensuring compliance by any such sub-contractor(s) as if it were Supplier itself. FARO reserves the right to audit Supplier’s sub-contractors for compliance to FARO’s Supplier Code of Conduct and Supplier will accommodate FARO’s audit as required. D. Event of Violation Supplier shall promptly report to FARO notice of known breach of this Code and implement a corrective action plan to cure the non-compliance within a specified time period (furnished to FARO in writing). If Supplier fails to meet the corrective action plan commitment, FARO may terminate the business relationship, including suspending placement of future orders and potentially terminating current production immediately and with no further obligations of payment to Supplier, including payment obligations relating to goods already shipped to FARO. FARO reserves the right to hold Supplier responsible for reasonable costs of investigating non-compliance. Adopted March 30, 2017

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 Conflict Minerals Policy In August 2012, the U.S. Securities and Exchange Commission (“SEC”) adopted final rules to implement reporting and disclosure requirements related to “conflict minerals,” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The rules require manufacturers such as FARO Technologies, Inc. (“FARO” or the “Company”) who file certain reports with the SEC to disclose whether the products they manufacture contain “conflict minerals necessary to the functionality or production” of those products, that directly or indirectly finance or benefit armed groups in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”). The term “conflict minerals” refers to tantalum, tin, tungsten and gold (collectively and commonly referred to as “3TG”),as well as any other mineral or derivatives determined by the U.S. Secretary of State to be financing conflict in the Covered Countries. To demonstrate FARO’s commitment to eliminating the use of any conflict minerals in our products, we have adopted the following policy statement. It is a policy of FARO: 1. To make reasonable efforts: a) to know, and to require each FARO supplier to disclose to the Company, the sources of 3TG used in its products; and b) to eliminate procurement, as soon as commercially practicable, of products containing 3TG obtained from sources that fund or support armed conflict in the Covered Countries. 2. To require FARO suppliers to assist the Company to comply with the disclosure requirements of Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the rules of the U.S. Securities and Exchange Commission promulgated pursuant to that law, as well as any related laws and rules. FARO strives to achieve and maintain the highest possible standards of corporate integrity and ethical behavior. FARO expects that its suppliers will conduct their businesses not only in a lawful manner but also in compliance with the same high standards of integrity and ethics. FARO is committed to eliminating the use of any conflict minerals in our products. In our Supplier Code of Conduct, FARO requires its suppliers to certify that they will only source 3TG from “conflict free” smelters identified at http:www.conflictfreesourcing.org/.

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 Anti-Corruption Policy for Third Parties January 2021 FARO TECHNOLOGIES, INC. 250 Technology Park Lake Mary, Florida 32746 +1-407-333-9911 http://www.faro.com/

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B 2 i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 INTRODUCTION FARO is excited to partner with your organization and looks forward to a strong working relationship. At FARO, we are committed to upholding the highest standards of ethical business conduct. Obeying the law, both in letter and in spirit, is the foundation of FARO’s ethical standards. We recognize the importance of and highly value our network of well-qualified business partners, and we go to great lengths to ensure that all of our partners are aware of and fully committed to the ethical way we insist on conducting business in all countries and markets. For this purpose, we are providing your organization (also, the “Third Party”) with this Anti-Corruption Policy for Third Parties. Section A presents some background definitions regarding anti-corruption laws and details the requirements that your organization must adhere to while working with FARO. Section B is comprised by FARO’s Anti-Corruption Policy, which all FARO employees must abide by. It provides your organization with background on how FARO employees must conduct themselves when interacting with Third Parties such as your organization. Exhibit A is the Global Meal Business Record, used for FARO employees to record all expenditures relating to third party business meals. Exhibit B is the Pre-Approval Request Form, used for FARO employees to request pre-approval for gifts, meals, or items of value to be provided to third parties. Exhibit C is a Statement of Compliance with FARO’s Anti-Corruption policy, which is executed by FARO employees to confirm their compliance with FARO’s Anti- Corruption Policy. Exhibit D is a Statement of Compliance with FARO’s Anti-Corruption Policy for Third Parties. Your organization will be required to execute this statement of compliance to confirm your compliance with this Anti-Corruption Policy for Third Parties. For questions or comments, please feel free to contact FARO’s Global Compliance Department at compliance@faro.com.

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B 3 i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 SECTION A: Anti-Corruption Laws and Third Party Commitments Anti-Corruption Laws The U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and various other codes or national or international conventions relating to bribery (collectively the “Anti- Corruption Laws”) make it unlawful for a company, citizens, or anyone acting on a company's behalf, to either directly or indirectly, offer, promise, give, or authorize another to offer, promise, or give anything to any Government Official in order to influence official action, or to anyone to obtain an unfair or improper business advantage for or on behalf of the company, or cause that person otherwise to perform his/her work duties disloyally or improperly. A Government Official means any officer or employee of any government or government-controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any such government, entity or organization, or any political party or official thereof, or any candidate for public office. In addition, the Anti-Corruption Laws contain record-keeping and accounting provisions which require companies, including all of their divisions and subsidiaries, both to maintain detailed and accurate books and records and to maintain a system of internal accounting controls in order to accurately and completely reflect all transactions and dispositions of such companies' assets. These record-keeping and accounting provisions apply to all payments, regardless of the amount or form of the payment. Your organization confirms its understanding of such provisions of the Anti- Corruption Laws and agrees to comply with those provisions and not to take or fail to take any action that might in any way cause FARO Technologies, Inc., its affiliates or subsidiaries to be in violation of the Anti-Corruption Laws. Third Party Commitments Your organization makes the following commitments to FARO and agrees as follows: No Improper Payment or Transfer - Your organization represents, warrants and covenants to FARO that your organization has not, and covenants and agrees that it will not, in connection with the transactions during the course of the partnership or in connection with any other business transactions involving FARO, directly or indirectly, offer, promise, give, or authorize another to offer, promise, or give anything to any Government Official in order to influence official action, or to anyone to obtain an unfair or improper business advantage for or on behalf of the company, or cause that person otherwise to perform his/her work duties disloyally or improperly. “Government Official” means any officer or employee of any government or government-controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any such government, entity or organization, or any political party or official thereof, or any candidate for political office No Governmental Ownership of Third Party – Your organization represents and warrants to FARO that there is no current or prospective ownership interest, direct or

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B 4 i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 indirect, in your organization or in the contractual relationship established with FARO that is held or controlled by any Government Official. Third Party’s Continuing Obligation to Disclose Governmental Ownership - If, during the term of this partnership, a Government Official acquires an interest of any sort or nature, direct or indirect, in your organization, your organization agrees to make immediate, complete and accurate written disclosure to FARO. Following such disclosure, the partnership (including underlying agreements) shall immediately become terminable by FARO, at its discretion, upon FARO’s written notice to your organization. Third Party Anti-Corruption Compliance Procedures – Your organization agrees (i) that any payments to your organization by FARO shall be made by check or wire transfer only, directly to your organization or to a bank account in your organization’s name, and no requests for cash payments or other payments in non-bearer form shall be accepted; (ii) that any payments to your organization by FARO shall be made in the agreed-upon territory of operation or in the United States; (iii) that books and records showing expenses shall reflect the purpose of each expenditure made and for whose benefit the expenditure was made and that there will be written records of each and every service that your organization performs for FARO or on FARO’s behalf; (iv) that your organization shall retain accurate, detailed records of, and permit FARO to review at its discretion, any expenses or costs of your organization which FARO is required to reimburse during the partnership; and (v) the terms of the partnership (including underlying agreements) may be disclosed to government agencies and other persons with a legitimate need for such information, including, but not limited to, the U.S. Department of Justice, the U.S. Department of State or the U.S. Securities and Exchange Commission. Third Party Anti-Corruption Certifications – Your organization agrees that it will provide FARO, or on request by FARO, with a Statement of Compliance with FARO’s Anti-Corruption Policy for Third Parties in the form hereto attached as Exhibit D that is signed by an authorized officer or director of your organization. Third Party’s Continuing Obligation to Advise – Your organization agrees that should it learn or have reason to know of (i) any violation, suspected violation, or imminent violation of the Anti-Corruption Laws, or (ii) any other development during the term of the partnership that in any way makes inaccurate or incomplete the commitments and agreements of your organization relating to anti-corruption, your organization will immediately advise FARO’s Global Compliance Department at compliance@faro.com, in writing, of such knowledge or suspicion and the entire basis known to your organization. FARO’s Right of Audit/Investigation - At FARO’s sole discretion, your organization agrees that FARO shall have the right, upon written notice to your organization, to conduct an investigation and/or audit of your organization to determine whether or not any actions or failures to act on behalf of your organization may subject FARO to liability under any law, governmental rule, or regulation. Your organization agrees to cooperate fully with such investigation, the scope, method, nature and duration of which shall be at the sole reasonable discretion of FARO. If your organization fails to reasonably cooperate with FARO’s investigation and/or audit, FARO may immediately

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B 5 i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 terminate the partnership (including underlying agreements,) without liability to FARO. In addition, in the event that FARO has a reasonable basis to believe that your organization has commingled personal assets of any officers, directors, employees, agents or representatives of your organization with your organization’s corporate assets in engaging in the partnership, your organization agrees to use its best efforts to secure the cooperation of any such individual or entity in FARO’s investigation and/or audit of the individual’s or entity’s books and records. FARO’s Rights upon any Law Default - In the event FARO reasonably believes that your organization has violated any law, governmental rule, or regulation, that a violation of any law, governmental rule, or regulation is imminent, or that your organization has acted in any way that may subject FARO to liability under any law, governmental rule, or regulation, FARO may immediately terminate the partnership (including underlying agreements,) without liability to FARO. FARO may disclose information relating to the violation or suspected violation of any law to any appropriate governmental authority, including, but not limited to, the U.S. Department of Justice, the U.S. Department of State or the U.S. Securities and Exchange Commission.

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B 6 i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 SECTION B: FARO’s Anti-Corruption Policy All officers, directors, full and part-time employees, and contract workers of FARO (“FARO Personnel”) are prohibited from, either directly or indirectly, offering, promising, giving, or authorizing another to offer, promise, or give anything to any government official1 in order to influence official action, or to anyone to obtain an unfair or improper business advantage for or on behalf of FARO, or cause that person otherwise to perform his/her work duties disloyally or improperly. This Policy also applies to FARO’s agents, representatives, distributors, resellers, referral agents, joint venture partners, business partners, and anyone else who conducts business on behalf of FARO or in furtherance of FARO’s interests, including third party service providers that interact with government officials on FARO’s behalf, such as customs brokers, freight forwarders, tax consultants, and lawyers (“Third Party Representatives”). It is FARO’s policy to comply fully with all applicable anti-corruption laws, including local laws and the U.S. Foreign Corrupt Practices Act (FCPA) and the U.K. Bribery Act (the “Anti-Corruption Laws”). The purpose of this Anti-Corruption Policy (the “Policy”) is to help ensure compliance with all such laws. In many respects, this Policy is more restrictive than the Anti-Corruption Laws. This is intentional, and serves to promote legal and ethical behavior by FARO Personnel and all of FARO’s Third Party Representatives at all times. If there is any instance in which the Anti-Corruption Laws are more strict, the stricter requirements apply. The only things that are permitted to be offered, promised, or given in connection with FARO’s business are specifically set forth below. FARO Personnel and Third Party Representatives have an individual responsibility to establish and maintain a high standard of ethical business conduct in compliance with this Policy. Each manager has a duty to aid FARO Personnel and Third Party Representatives in understanding the content, scope, and importance of this Policy and to illustrate by his or her own behavior, the spirit and practice of ethical business conduct. FARO Personnel and Third Party Representatives must read and understand this entire Policy. Integrity, FARO’s first core value, provides the foundation for the Company’s policies, procedures and guidelines. As such, FARO expects and demands compliance with this Policy and all applicable laws. FARO’s ethics and reputation must never be compromised. Your continued commitment to FARO’s high ethical standards is expected and appreciated. 1 Certain anti-corruption laws criminalize corruption as it relates to government officials while others criminalize corruption as it relates to commercial parties as well as government officials. For reference, and because it is used in this Policy, the term “government official” means any officer or employee of any government or government-controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any such government, entity or organization, or any political party or official thereof, or any candidate for political office.

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B 7 i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 Meals, Entertainment and Gifts of Other Similar Things of Value Before giving anything to anyone for or on behalf of FARO, it must (1) be reasonable in value given the circumstances and the position of the recipient, (2) be permitted under local laws, (3) not be given to influence official action or obtain an unfair or improper business advantage or cause any person to perform his/her work duties disloyally or improperly, and (4) not be likely to reflect negatively on FARO or the recipient.  Without pre-approval, FARO Personnel may offer, promise, or give (i) a business meal of up to $40 per person ($20 in China) and for no more than 10 people at any one meal; and/or (ii) a FARO-logoed promotional item of up to $25 per person.  Anything else offered, promised, or given requires prior written pre-approval, using the attached Pre-Approval Request Form, of the FARO Regional Manager, Area Vice President or District Manager AND the Chief Compliance Officer (“CCO”), or, in the case of travel or donations, the approval of the Chief Executive Officer. Examples include the following: o any gift (including a seasonal or holiday gift) other than a $25 or less FARO-logoed promotional item; o any business meal costing more than $40 per person ($20 in China); o any entertainment; o any FARO-logoed promotional item if a FARO-logoed promotional item has been provided to the same person during the previous 3 month period; o any business meal costing less than $40 per person ($20 in China) if provided to the same person more than once in any 3 month period; o travel paid to or on behalf of any customer, potential customer or government official; and o anything contributed/given on behalf of FARO to any charities or foundations.  FARO Personnel are prohibited from making a cash or in-kind contribution or incurring an expenditure using a FARO account, to any political campaign, political party, political candidate, elected official or any of their affiliated organizations.  Facilitation payments (i.e., payments to expedite or secure a routine governmental action) are prohibited.  No Third Party Representative may offer, promise, give or authorize the giving of any gift, meal, entertainment, travel, donation, facilitation payment, gratuity or anything else of value, directly or indirectly, to anyone on behalf of, or in an effort to obtain a benefit for, FARO, or to cause any person to perform his/her work duties disloyally or improperly.

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B 8 i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 Recordkeeping and Documentation Requirements FARO Personnel and Third Party Representatives (in connection with their services on behalf of FARO) are required to maintain books, records and accounts that, in reasonable detail, accurately and fairly reflect all payments, expenses and transactions. No undisclosed or unrecorded FARO fund or asset is to be established for any purpose, and no false or misleading entries, such as an entry calling an extravagant dinner a “consulting fee,” are to be made in FARO’s books or records. Reports of all kinds, including expense reports and those forms listed below, are to be completed accurately and honestly. No payment on FARO’s behalf is to be made without adequate supporting documentation, or made for any purpose other than as described in such documents. FARO Personnel are to comply with FARO’s internal control policies at all times. The required documentation is as follows: o A Global Business Meal Record form (attached to this Policy as Exhibit A) must be completed and submitted to Accounting for all business meals - regardless of whether pre-approval is required under this Policy. o The Pre-Approval Request Form (attached to this Policy as Exhibit B) as required based on the guidance above. o A Statement of Compliance with FARO’s Anti-Corruption Policy (attached to this Policy as Exhibit C) must be completed annually by relevant FARO Personnel and, unless the requirement is waived or modified by the CCO, by each Third Party Representative. Third Parties FARO’s Global Third Party Representative Policy outlines the specific due diligence and compliance verification processes when using and working with Third Party Representatives and must be read and understood by all FARO Personnel who have responsibility for the engagement, management and/or monitoring of Third Party Representatives. If a Third Party Representative is a prospective Joint Venture Partner or co-investor, the CCO must be consulted at the outset of the relationship and on an ongoing basis so that protective steps can be tailored to the circumstances. Questions and Reporting Suspected Violations Any questions about this Policy should be addressed to your designated Regional Manager, Area Vice President, District Manager or the CCO. Any suspected violations of this Policy must be disclosed immediately to your Regional Manager, Area Vice President or District Manager AND to FARO’s CCO. Alternatively, you may confidentially report violations, or suspicions of violations, through the EthicsPoint website (www.ethicspoint.com).

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B 9 i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 LEVEL OF EXAMPLE(S) OF CONDUCT POSSIBLE DISCIPLINARY VIOLATION ACTION(S) Minor violation  Not reporting a business meal under $40 per person ($20 in China);  Failing to fully complete documentation required by this Policy; or  Not attending a required training session on the Policy.  Verbal Counseling  Written Warning Medium violation  Spending an amount on meals, gifts, or entertainment that is significantly greater than was pre-approved;  Not obtaining prior authorization when required;  Approving any action by another that violates this Policy;  Not reporting a reasonable suspicion of a violation by another; or  Repeated minor violations of the Policy.  Written Warning  Probation  Suspension from Work (with or without pay) Major violation   Giving anything of value as an inducement to arrange a product demonstration; Giving anything of value to a government official to influence official action such as the grant of a license/authorization, or to expedite or secure a  Suspension from Work (with or without pay)  Giving anything on behalf of FARO to politicians,  Termination    office; Approving any action by another that violates applicable Anti-Corruption Laws; Approving or making false entries to FARO’s books, records or reports; or Repeated medium violations of the Policy.  Reporting to government authorities Potential Disciplinary Actions FARO Personnel who violate the spirit or letter of this Policy are subject to disciplinary actions. Below is an illustrative list of disciplinary actions that could result upon the occurrence of a violation. The approach FARO takes to discipline in connection with such infractions may vary from the examples set forth below depending on, among other things, local country laws regarding labor and employment or other obligations of the Company relating to employment, the circumstances under which the infraction occurred, the nature of an employee’s duties, and an employee’s overall work record, including any prior misconduct. routine governmental action; political parties, or candidates for any political

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B 10 i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 Global Business Meal Record Exhibit A This form should be used to document all business meals provided by FARO Personnel to any third party regardless of whether pre-approval is required. FARO Personnel Name, Title and Region: _ _ Business Purpose of Meal: _ _ Date: Per Person Cost of Meal: _ Location of Meal: _ _ _ Name, Job Title, Company Name and Location, of each Person Present: Name of each Person Present Company Name and Location Job Title Government Official (yes or no) To the best of my knowledge the Meal paid for by FARO did [ ] OR did not [ ] involve a Government Official. I hereby confirm that the information above is accurate and complete, and I have a reasonable basis for making this confirmation. I confirm that the business meal was/is (1) reasonable in value, given the circumstances and the position of the attendee/recipient, (2) to the best of my knowledge permitted under local laws, (3) not given to influence official action or obtain an unfair or improper business advantage or cause a person to perform his/her work duties disloyally or improperly, and (4) not likely to reflect negatively on FARO or the attendee/recipient. Name: _ Signature: _ _ Date: ========================================================================= APPROVAL: Manager: Signature: _ _ Date: **** Please attach the completed and approved form to your expense report when submitting to your regional Accounting Department ****

11 DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 i l 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B PRE-APPROVAL REQUEST FORM Your Name, Title, and Region: Exhibit B Description of proposed gift/activity (including proposed date of gift or activity and, if activity, proposed location): What is the business purpose of the gift/activity? Explain whether the proposed gift/activity is necessary, and if so, why? Name, Job Title, Company Name and Location, of each Person Proposed to be Present: Name of each Person Proposed to be Present Company Name and Location Job Title Government Official (yes or no) Value of Proposed Gift/Activity Per Person Total Value (USD) Value (Local Currency) To your knowledge, have any of the non-FARO attendees/recipients received or been promised, offered or given anything else of value from or on behalf of FARO during the last 3 months? Yes  No  If Yes, please describe what else has been promised, offered or given: 1. Are any of the proposed non-FARO recipients/attendees (e.g., government officials or employees of customers or potential customers) in a position to take or influence action for or against FARO? Yes  No 

12 DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 If Yes, please explain: If the answer to Question 1 is yes, please answer Questions 1.a – 1.c: 1.a. Was the proposed gift/activity suggested by the recipient/attendee? Yes  No  If Yes, please explain: 1.b. Do you know that each recipient/attendee is permitted to accept the thing of value (e.g., gift, meal, etc.) under the rules or policies that apply to them? Yes  No  If No, please explain what you have done to try to determine this: 1.c. To your knowledge, is there an action or FARO-related business decision pending before any of the recipients/attendees? Yes  No  If Yes, what action or decision and when is it expected to happen? 2. If a gift has been proposed to anyone, will the gift benefit someone who is in a position to take or influence action that would benefit FARO? Yes  No  If Yes, please explain: * * * I confirm that the subject of the request proposed herein is (1) reasonable in value, given the circumstances and the position of the attendee/recipient, (2) to the best of my knowledge permitted under local laws, (3) not given to influence official action or otherwise obtain an unfair or improper business advantage or cause a person to perform his/her work duties disloyally or improperly, and (4) not likely to reflect negatively on FARO or the attendee/recipient. Name: Signature: Date: APPROVALS: * * * Regional/District Manager or Area Vice President Name: Signature: Date: Chief Compliance Officer Name: Signature: Date:

13 DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 STATEMENT OF COMPLIANCE WITH FARO’S ANTI-CORRUPTION POLICY Exhibit C I, _, confirm that I am fully aware of and understand the provisions of FARO’s Anti-Corruption Policy and am fully aware of and understand the provisions of the U.S. Foreign Corrupt Practices Act of 1977 as amended (the “FCPA”), the U.K. Bribery Act and any other applicable anti-corruption laws, including those of the country or countries in which I am to provide services (the “Applicable Anti-Corruption Laws”) and that I have not violated, nor caused FARO to violate, FARO’s Anti-Corruption Policy or any Applicable Anti-Corruption Laws in connection with my services for, or representation of, FARO in any country. Specifically, I have not offered, promised, given or authorized, and will not promise, give or authorize the giving of any gift, meal, entertainment, travel, donation, facilitation payment, gratuity or anything else of value, directly or indirectly, to anyone – whether a “government official” or any other person – in order to influence official action, obtain an unfair or improper business advantage for or on behalf of FARO, or cause that person otherwise to perform his/her work duties disloyally or improperly. I confirm that I understand that the term “government official” means any officer or employee of any government or government-controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any such government, entity or organization, or any political party or official thereof, or any candidate for political office. I confirm that I will continue to fully comply with FARO’s Anti-Corruption Policy and with all Applicable Anti-Corruption Laws. I confirm that the representations and undertakings set forth in this Statement of Compliance apply to me and to any person or entity that I represent (including any company identified below) in connection with the services to be provided to or on behalf of FARO by a third party, and that I have been duly authorized to execute this Statement of Compliance on behalf of such entity. I confirm that if, in connection with my work for FARO, I learn of or suspect a possible violation of any Applicable Anti-Corruption Law or of FARO’s Anti-Corruption Policy, I will immediately advise FARO’s Internal Audit Department or its Chief Executive Officer at: 250 Technology Park Lake Mary, FL 32746 USA +1-407-333-9911 Signature Job Title Date Company

14 DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 Exhibit D STATEMENT OF COMPLIANCE WITH FARO’S ANTI-CORRUPTION POLICY FOR THIRD PARTIES Third Party confirms full awareness of, understanding of, and compliance with the provisions of the Anti-Corruption Policy for Third Parties, which includes the FARO’s Anti-Corruption Policy, and confirms full awareness of, understanding of, and compliance with the U.S. Foreign Corrupt Practices Act of 1977 as amended (the “FCPA,”) the U.K. Bribery Act, and any other applicable anti-corruption laws, including those of the country or countries in which Third Party provides services (the “Applicable Anti-Corruption Laws”) and that Third Party has not violated, nor caused FARO to violate, FARO’s Anti- Corruption Policy or any Applicable Anti-Corruption Laws in connection with Third Party’s services for, or representation of, FARO in any country. Specifically, Third Party has not offered, promised, given or authorized, and will not promise, give or authorize the giving of any gift, meal, entertainment, travel, donation, facilitation payment, gratuity or anything else of value, directly or indirectly, to anyone – whether a “government official” or any other person – in order to influence official action, obtain an unfair or improper business advantage for or on behalf of FARO, or cause that person otherwise to perform his/her work duties disloyally or improperly. Third Party confirms understanding that the term “government official” means any officer or employee of any government or government-controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any such government, entity or organization, or any political party or official thereof, or any candidate for political office. Third Party will continue to fully comply with FARO’s Anti-Corruption Policy and with all Applicable Anti-Corruption Laws. Third Party confirms that the representations and undertakings set forth in the Anti-Corruption Policy for Third Parties and this Statement of Compliance bind Third Party and its employees and representatives, including sub-distributors. Third Party shall notify FARO immediately of any known or suspected violation of any Applicable Anti-Corruption Law or of FARO’s Anti-Corruption Policy by contacting FARO’s Global Compliance Department or its Chief Executive Officer at: 250 Technology Park Lake Mary, FL 32746 USA +1-407-333-9911 Signature Job Title Date Third Party Name

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 Exhibit (J) Operational and QBR Reporting Requirements KPI / Report Definition Update Cadence Backlog Reports Total daily backlog by $$, based on commitment, aging, part number Weekly Manufacturing Cycle Time Total cycle time for sub-assembly process and top-level assembly process. Derived from MES system with break down by stage in the process. Used for continuous improvement efforts. Monthly On Time Delivery Average weekly % delivered to committed last 12 weeks Weekly / Daily if below goal First Pass Yield First pass yield all test stages AOI, AXI, ICT, FCT, System Test rolling 12 weeks control chart Weekly Material Shortages Clear to build report Weekly/Monthly Cost Reviews for materials, assembly, and test Review against goals set Quarterly Select Supplier Quality Reviews (can be tied to Cost Reviews) Review Partner’s key supplier’s Quality KPI’s Quarterly Audit reports ISO, 17025, etc. Once performed (Quality)Out of Box Audit Results Conducted by Sanmina, control chart Based on AQL sampling plan for OBA reported weekly (Quality)Stability (drop test) yield Control chart, current sample available with rules for notification and alert Part of first pass yield data. Will distribute as agreed. (Quality) ISO Internal audit results Nonconformities on FARO lines As dictated by internal audit plan (Quality) List of 17025 certified operators By product listed in ANAB scope documents Initial list, then updated as additions or removals are made (Quality) 17025 Operator re- certification testing results By Operator Initial list then as re – certifications are conducted (Quality) 17025 as received out of compliance condition Customer notification process when the as received conditions of 17025 certified products fail to meet accuracy requirements Daily, time constraints on our response to our customers (Quality) 17025 impact analysis for out of calibration tooling If a tool or fixture is found to be out of spec in its normal calibration cycle, a list of all serial numbers and dates built with that Daily, time constraints on our response to our customers

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 device since its last verified in specification state is required to perform an impact analysis Scrap reports with Aging Total scrap parts by $$, part numbers, and cycle time Monthly Safety Reports (For FARO cell only) Days without accidents/incidents Monthly FARO Production Status % of units complete relative to committed production schedule Weekly DPPM Calculate the number of defective supplier rejects / total direct material receipts monthly Report monthly DPPM Calculate the number of defective supplier rejects / total direct material receipts monthly 8D requests on key issues opened. Corrective actions Report on # of 8Ds issued and closed / month. 8D issued for any issues impacting manufacturing Review 8D reports with FARO SQE monthly Corrective actions Past due 8Ds Review 8D reports with FARO SQE monthly FAI acceptance rate Suppliers passing FAIs / Divided by total submitted. (Monthly / yearly) (select suppliers) 100% Monthly FAI acceptance rate FAI NC management. (Review 8Ds / Corrective actions issued for each failing FAI submittal. As needed Quarterly SPC / CPK data on machined components produced by Sanmina (Machining Group) Report # of parts running Cpks ?<1.33 on critical characteristics. Quarterly PCBAs (Sanmina produced only) Board testing (Flying probe, ICT, etc.) pass rates. Quarterly Freight Spend Broken into Freight In, Freight Out, Warranty, Non-Warranty, or SG&A Other, and broken down by Destination Country - Heat Map, Charts and raw data Monthly 1st Monday Duty Spend Broken down by Destination Country - Heat Map, Charts and raw data Monthly 1st Monday

DocuSign Envelope ID: 6A4FAD59-4B55-473C-9D63-26D6D02DAC15

Count of Total Shipments	Broken down by Destination Country - Heat Map and raw data		Monthly 1st Monday
Count of Shipment Pieces	Broken down by Destination Country - Heat Map and raw data		Monthly 1st Monday
Shipment Weights totals	Report both Actual Weights and Billable Weights - Charts and raw data by mutual agreement		Monthly 1st Monday
FARO Shipment Data Integrity Errors	Defined as: Wrong, incomplete, or missing data sent over from FARO and prevents Sanmina from shipping. How many occurrences and what type of error to be reported- raw data		Monthly 1st Monday
Expedites: Order processing and Shipping requests	Quantity of requests and costs for requests - Charts and raw data		Monthly 1st Monday
Packaging Consumable Costs	Costs of packaging used that is not on any BOM, including void fills, corrugated, non-standard labels, etc. - Charts and raw data		Quarterly (or Faro can add to the Thailand BOM for tracking)
Inventory Accuracy	100% target, <98% triggers corrective action: Total items counted with cost /extended cost and items out of tolerance with cost / extended cost and Accuracy as a % - Charts and raw data		Monthly 1st Monday
Inventory Scrap	Report cost, item numbers, quantities - charts and raw data		Monthly 1st Monday

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 [redacted]

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B [redacted]

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B [redacted]

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B [redacted]

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B [redacted]

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B i l 6A4FAD59-4B55-473C-9D63-26D6D02DAC15 [redacted]

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B

DocuSign

Certificate Of Completion

Envelope Id: 6A4FAD594B55473C9D6326D6D02DAC15		Status: Completed
Subject: Please DocuSign: Execution copy of FARO MSA with Exhibits attached		
Source Envelope:		
Document Pages: 105	Signatures: 1	Envelope Originator:
Certificate Pages: 5	Initials: 0	[redacted]
AutoNav: Enabled		30 E. Plumeria Drive
EnvelopeId Stamping: Enabled		nil
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		San Jose, CA 95134
		[redacted]

Record Tracking

Status: Original 7/14/2021 8:38:40 AM	Holder: [redacted]	Location: DocuSign

Signer Events	Signature	Timestamp
Mike Landy mike.landy@sanmina.com Security Level: Email, Account Authentication (None)	DocuSigned by: Mike Landy 04157DED60F74B8... Signature Adoption: Pre-selected Style Using IP Address: [redacted]	Sent: 7/14/2021 8:49:40 AM Viewed: 7/14/2021 10:17:34 AM Signed: 7/14/2021 10:19:11 AM

Electronic Record and Signature Disclosure:
Accepted: 4/26/2021 1:38:42 PM
ID: cfe4a430-357c-49f3-a70f-545d5c0ab21b

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp
[redacted] EVP IMS Sales and Customer Relations Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Accepted: 7/5/2021 7:38:56 AM ID: 9c06065a-ad99-4dd4-9d17-e4525338df15	COPIED	Sent: 7/14/2021 10:19:14 AM
[redacted] Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via DocuSign	COPIED	Sent: 7/14/2021 10:19:15 AM

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B

Carbon Copy Events	Status	Timestamp
[redacted] Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via DocuSign	COPIED	Sent: 7/14/2021 10:19:16 AM Viewed: 7/14/2021 10:28:06 AM
[redacted] Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via DocuSign	COPIED	Sent: 7/14/2021 10:19:17 AM

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	7/14/2021 8:49:40 AM
Certified Delivered	Security Checked	7/14/2021 10:17:34 AM
Signing Complete	Security Checked	7/14/2021 10:19:11 AM
Completed	Security Checked	7/14/2021 10:19:17 AM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

Electronic Record and Signature Disclosure created on: 3/17/2020 2:52:43DocuSign Env lope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B PM Parties agreed to: Mike Landy, Charlie Mason ELECTRONIC RECORD AND SIGNATURE DISCLOSURE From time to time, Sanmina Corporation (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure (ERSD), please confirm your agreement by selecting the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system. Getting paper copies At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after the signing session and, if you elect to create a DocuSign account, you may access the documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below. Withdrawing your consent If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below. Consequences of changing your mind If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. Further, you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us. All notices and disclosures will be sent to you electronically

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us. How to contact Sanmina Corporation: You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows: To contact us by email send messages to: amy.monbourquette@sanmina.com To advise Sanmina Corporation of your new email address To let us know of a change in your email address where we should send notices and disclosures electronically to you, you must send an email message to us at amy.monbourquette@sanmina.com and in the body of such request you must state: your previous email address, your new email address. We do not require any other information from you to change your email address. If you created a DocuSign account, you may update it with your new email address through your account preferences. To request paper copies from Sanmina Corporation To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an email to amy.monbourquette@sanmina.com and in the body of such request you must state your email address, full name, mailing address, and telephone number. We will bill you for any fees at that time, if any. To withdraw your consent with Sanmina Corporation To inform us that you no longer wish to receive future notices and disclosures in electronic format you may:

DocuSign Envelope ID: 55BCCA66-CB83-4DB8-9C1D-5EEF1EBCB43B i. decline to sign a document from within your signing session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may; ii. send us an email to amy.monbourquette@sanmina.com and in the body of such request you must state your email, full name, mailing address, and telephone number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.. Required hardware and software The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: https://support.docusign.com/guides/signer-guide- signing-system-requirements. Acknowledging your access and consent to receive and sign documents electronically To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please confirm that you have read this ERSD, and (i) that you are able to print on paper or electronically save this ERSD for your future reference and access; or (ii) that you are able to email this ERSD to an email address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format as described herein, then select the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system. By selecting the check-box next to ‘I agree to use electronic records and signatures’, you confirm that:  You can access and read this Electronic Record and Signature Disclosure; and  You can print on paper this Electronic Record and Signature Disclosure, or save or send this Electronic Record and Disclosure to a location where you can print it, for future reference and access; and  Until or unless you notify Sanmina Corporation as described above, you consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you by Sanmina Corporation during the course of your relationship with Sanmina Corporation.